SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant  [ ]

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material pursuant to Section 240.14a-12

UNITED SHIELDS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

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(5)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED SHIELDS CORPORATION

2640 Peerless Road

Cleveland, TN  37312

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 30, 2002

To Our Shareholders:

You are cordially invited to attend the special meeting of shareholders of United Shields Corporation, a Colorado corporation, to be held on December 30, 2002 at 9:00 a.m. Eastern Time, at the United Shields Corporation corporate office, 2640 Peerless Road, Cleveland, Tennessee for the following purposes:

1.

To consider and vote upon a proposal to approve the sale by our wholly-owned subsidiary, The HeaterMeals Company, and its wholly-owned subsidiary, HeaterMeals, Inc., of substantially all of their assets to Innotech Products, Ltd. pursuant to an Asset Purchase Agreement entered into on August 15, 2002.

2.

To grant our Board of Directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the sale of assets.

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on November 11, 2002 are entitled to notice of and to vote at the special meeting and at any continuation or adjournment thereof.

Our Board of Directors has unanimously approved the sale of assets by The HeaterMeals Company and HeaterMeals, Inc. and has determined that this transaction is advisable and in the best interest of our company.  The Board unanimously recommends that you vote FOR the proposals described above.

By Order of the Board of Directors

William A. Frey

Chairman

Cleveland, Tennessee

_______________, 2002

IMPORTANT

A Proxy Statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Special Meeting in person.  The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A.  Shareholders attending the meeting may personally vote on all matters which are considered in which event their signed proxies are revoked.  It is important that your shares be voted.  In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in mailing your proxy promptly.

This proxy statement is first being mailed to shareholders on or about _______________, 2002.

SUMMARY TERM SHEET

•

Pursuant to an asset purchase agreement entered into on August 15, 2002, The HeaterMeals Company, a wholly-owned subsidiary of United Shields Corporation, and HeaterMeals, Inc., a wholly-owned subsidiary of The HeaterMeals Company, have agreed to sell certain assets to Innotech Products, Ltd.  Please see the section entitled "The Asset Purchase," page 4.

•

Innotech will pay HeaterMeals an aggregate purchase price of $3,000,000 as follows:

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$500,000 will be payable at closing in the form of a non-interest-bearing, contingent promissory note that provides for quarterly payment to HeaterMeals equal to 4% of all nonmilitary sales in any calendar quarter in which the total amount of such sales by Innotech exceed $500,000.

•

Upon signing the asset purchase agreement, Innotech delivered $200,000 cash to Dinsmore & Shohl LLP in its capacity as escrow agent to provide for HeaterMeals’ severance obligation to its President, Donald T. Zimmerman, which will become payable to him at closing.

•

Upon signing the asset purchase agreement, Innotech delivered $1,766,581.80 cash to J.P. Morgan Trust Company, National Association to be held by it as escrow agent, for delivery to HeaterMeals at closing.

•

The balance of the total purchase price, $533,448.20, was the amount paid by Innotech to purchase the Bank One loan.  In the asset purchase agreement, HeaterMeals agreed to pay this loan at the rate of $109,000 per week, with all such payments to be directed to the escrow account with J.P. Morgan Trust Company.  This will increase the total amount of this escrow fund to $2,300,000, to be delivered to HeaterMeals at closing.

•

Please see the section entitled "The Asset Purchase-Purchase Price," page 5.

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Simultaneously with the execution of the asset purchase agreement, the parties also entered into a management agreement pursuant to which Innotech will manage the operations of the HeaterMeals business prior to the closing of the asset sale.  Please see the section entitled "The Management Agreement," page 8.

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The asset purchase agreement and asset sale must be approved by the affirmative vote of the holders of a majority of the voting power of our outstanding voting stock.  Please see the section entitled "Required Shareholder Vote," page 10.

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In deciding to approve the asset purchase agreement, our Board of Directors considered various  alternatives, including the possibility of declaring bankruptcy.  The Board determined that the best course of action would be to dispose of the HeaterMeals assets for the best available price and to use the funds to repay as much of our debt as possible.  Please see the section entitled "United Shields' Reasons for the Asset Sale," page 4.

•

You can vote at the special meeting of shareholders if you owned United Shields common stock at the close of business on November 11, 2002.  You will be able to cast one vote for each share of United Shields common stock you owned at that time.  Proxies which are returned to us prior to the meeting and are not revoked will be voted in favor of the proposal unless otherwise instructed by the shareholders.  You may revoke a proxy by giving notice to our secretary in writing or in open meeting at any time before it is voted.  Please see the section entitled "Introduction," page 1.

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You can become a dissenting shareholder and have the right to be paid the fair value of your shares of United Shields common stock.  Please see the section entitled "Dissenters' Rights," page 10.

TABLE OF CONTENTS

PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL THE ASSETS

The Companies

The HeaterMeals Company and HeaterMeals Inc.

Innotech Products, Ltd.

Background of the Asset Sale

Original Growth Strategy

Decline of Plastic Injection Molding Businesses

United Shields’ Reasons for the Asset Sale

The Asset Purchase

Assets To Be Purchased

Bank One Loan

HeaterMeals’ Liabilities

Purchase Price

Representations and Warranties

Conduct of Business Prior to the Closing

Conditions Precedent to Closing

Indemnification

Employees

Termination

The Management Agreement

Opinion of Financial Advisor

Regulatory Approvals

Interests of Certain Persons in the Asset Sale

Required Shareholder Vote

DISSENTERS’ RIGHTS

CERTAIN BENEFICIAL OWNERS

CERTAIN TRANSACTIONS

SHAREHOLDER PROPOSALS

WHERE YOU CAN FIND MORE INFORMATION

OTHER MATTERS

INDEX TO FINANCIAL STATEMENTS OF UNITED SHIELDS CORPORATION

 AND THE HEATERMEALS COMPANY

FS-

APPENDIX A

A-

ASSET PURCHASE AGREEMENT

A-

APPENDIX B

B-

MANAGEMENT AGREEMENT

B-

APPENDIX C

C-

DISSENTERS’ RIGHTS

C-

PROXY STATEMENT

UNITED SHIELDS CORPORATION

2640 Peerless Road

Cleveland, TN  37312

SPECIAL MEETING OF SHAREHOLDERS

December 30, 2002

INTRODUCTION

The enclosed form of proxy is being solicited on behalf of the Board of Directors of United Shields Corporation for a special meeting of shareholders to be held on December 30, 2002.  Each of the 29,059,379 shares of United Shields Corporation Common Stock, $0.001 par value, outstanding on November 11, 2002, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.  Only shareholders of record on the books of United Shields Corporation at the close of business on November 11, 2002 will be entitled to vote at the meeting either in person or by proxy.  This proxy statement is being mailed to shareholders on or about December 20, 2002.

The shares represented by all properly executed proxies which are sent to United Shields Corporation will be voted as designated and each not designated will be voted affirmatively.  Each person granting a proxy may revoke it by giving notice to our secretary in writing or in open meeting at any time before it is voted.  Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of United Shields Corporation who will receive no compensation therefor in addition to their regular salaries.  Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and we will reimburse them for their expenses.  The expense of soliciting proxies will be borne by United Shields Corporation.

PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL THE ASSETS

OF THE HEATERMEALS COMPANY AND HEATERMEALS, INC.

On August 15, 2002, The HeaterMeals Company, a wholly-owned subsidiary of United Shields Corporation, and HeaterMeals, Inc., a wholly-owned subsidiary of The HeaterMeals Company, entered into an Asset Purchase Agreement with Innotech Products, Ltd. in which they agreed to sell specified assets to Innotech.  For ease of reference, we will refer to both The HeaterMeals Company and HeaterMeals, Inc. together as “HeaterMeals.”  United Shields Corporation is a Colorado corporation.  Although United Shields Corporation is not a party to the Asset Purchase Agreement and is not itself directly selling the assets in question, because the HeaterMeals Company is a wholly-owned subsidiary of United Shields Corporation, Colorado corporate law requires that this transaction be submitted to a vote of our shareholders.  United Shields is incorporated in Colorado, and under Colorado corporate law such a sale of assets requires shareholder approval.

The Companies

The HeaterMeals Company and HeaterMeals Inc.

The HeaterMeals Company is a Colorado corporation and HeaterMeals Inc. is an Ohio corporation.  The HeaterMeals principal office is located at 311 Northland Blvd., Cincinnati, Ohio 45246, (513) 772-3066. HeaterMeals manufactures and markets portable electrochemical heaters and a line of shelf-stable meals that incorporate such heaters.

Innotech Products, Ltd.

Innotech Products, Ltd. is an Ohio limited liability company with its principal office located at 680 Elton Street, Riverhead, New York 11901, (631) 727-8600.  Innotech Products, Ltd. was organized for purposes of consummating the asset purchase.

Background of the Asset Sale

Original Growth Strategy

Prior to 1997, United Shields Corporation (then named Capital 2000, Inc.) had no operations.  In 1997, we began a growth strategy of acquiring operating businesses as wholly-owned subsidiaries.

We acquired the HeaterMeals business in December, 1997.  HeaterMeals manufactures and markets a line of shelf-stable food products featuring a chemical self-heating technology.  Customers include suppliers of “Meals Ready-To-Eat” to the U.S. military as well as non-military customers.

In December, 1997, we acquired a plastic injection molding business which we operated through our wholly-owned subsidiary, R.P. Industries, Inc., located in Richmond, Virginia.  R.P. Industries manufactured molded plastic components for various original equipment manufacturers.

On September 29, 1999, we acquired a second plastic injection molding business by purchasing all of the stock of Pittsfield Mold & Tool, Inc. located in Pittsfield, Massachusetts.

The acquisitions of R.P. Industries, Inc. and Pittsfield Mold & Tool, Inc. were both funded with substantial amounts of bank debt.  R.P. Industries, Inc. became indebted to First Union National Bank in the original amount of $4,551,000.  Pittsfield Mold & Tool, Inc. became indebted to Berkshire Bank of Pittsfield, Massachusetts in the total amount of $4,137,799 for a real estate loan and a line of credit advance and to Wentworth Capital Corporation (which was subsequently acquired by Wells Fargo Equipment Finance, Inc.) for an equipment loan in the total amount of $2,005,000.  All of these loans were secured by liens on the assets of the respective subsidiaries and were also guaranteed by the parent company, United Shields Corporation.  In addition, Pittsfield Mold & Tool, Inc. became indebted to its previous owners, members of the Henry Kirchner family, in the total amount of $1,750,000.

Decline of Plastic Injection Molding Businesses

By mid-year 2000, the plastic injection molding industry in general was experiencing a severe business downturn.  Both R.P. Industries, Inc. and Pittsfield Mold & Tool, Inc. lost key customers and began to operate at a loss.  As a result, both of them experienced defaults in the financial covenants contained in their respective bank loan agreements.  Their respective lenders agreed to a number of forbearance arrangements with both subsidiaries and with United Shields during 2000 and 2001.

By early 2001, we began to consider selling some or all of our operating subsidiaries.  On April 27, 2001, we engaged the Atlanta-based financial advisory services firm Capital Strategies, Inc. to seek potential acquirors of our businesses.

R.P. Industries, Inc.:  By approximately July 2001, First Union National Bank, the principal lender to R.P. Industries, Inc., indicated that it was no longer willing to forbear from enforcing its rights under the defaulted loan agreements, and that unless it received payment in full, it would foreclose on the loan collateral.  At about this same time, Capital Strategies, Inc. introduced us to Aegis Strategic Investment Corp. of London, Ontario.  We then began to negotiate a sale transaction with RPI Acquisition Corp., an acquisition company related to Aegis.  On September 5, 2001, United Shields Corporation entered into a Share Purchase Agreement with RPI Acquisition Corp. in which we agreed to sell them 75% of the outstanding stock of R.P. Industries, Inc. for $1.00 plus R.P. Industries’ execution of a subordinated contingent promissory note in favor of United Shields in the principal amount of $1,550,000.  This transaction was subject to bank approval and to the purchaser securing an additional forbearance arrangement with First Union National Bank.

Although Aegis was able to persuade First Union National Bank to enter into one additional short term forbearance arrangement on October 15, 2001, First Union ultimately refused to consent to United Shields’ transfer of any of its R.P. Industries shares to RPI Acquisition Corp., and the sale transaction was never consummated.  However, Aegis agreed to manage the orderly liquidation of R.P. Industries, Inc. on our behalf, in lieu of actual foreclosure by First Union.  The liquidation process is currently ongoing.  We expect that all remaining R.P. Industries assets will have been disposed of by early spring 2003.  We further expect that there will remain a deficiency obligation due First Union of approximately $600,000 when the process is complete, for which United Shields Corporation will ultimately be responsible as guarantor.

Pittsfield Mold & Tool, Inc.:  By early 2000, we learned that several customers had curtailed or planned to curtail or eliminate their purchases from Pittsfield Mold & Tool.  By mid to late 2000, we also learned that Pittsfield Mold & Tool’s largest customer, Safety First, had been acquired and had decided to move their business to another molder located in closer proximity to their new corporate office.  While we were able to replace some of this lost business, we were unable to maintain Pittsfield Mold & Tool as a profitable business.

After some investigation of the circumstances surrounding our purchase of Pittsfield Mold & Tool in September 1999, we came to the conclusion that we had been misled by the sellers, Henry and Barbara Kirchner and related trusts, as to Pittsfield Mold & Tool’s prospects.  In particular, we concluded that the sellers were probably aware prior to the closing that certain important customers were planning to permanently curtail their purchases from Pittsfield Mold & Tool.  We immediately ceased all payments to the sellers under the promissory notes we had issued to them at the closing, and we attempted to negotiate a settlement of our claims against them.  However, by March, 2001 it became clear to us that the sellers were unwilling to settle on a reasonable basis, so we commenced suit against them in the Hamilton County, Ohio Court of Common Pleas.  This litigation remains pending.

During this same period, with the assistance of Capital Strategies, Inc., we had been actively seeking potential purchasers for the Pittsfield Mold & Tool business while also attempting to negotiate forbearance arrangements with the lenders, Berkshire Bank and Wells Fargo Equipment Finance, Inc.  Despite these efforts, we were not able to attract any viable potential purchasers.  Aegis considered a transaction in the fall of 2001 but determined not to pursue it.

By understanding with the lenders, on February 28, 2002 Pittsfield Mold & Tool, Inc. ceased all production and began an orderly liquidation of its assets.  The real estate was sold in March, 2002 for $2,000,000 and the inventory and receivables were liquidated, leaving an approximately $600,000 deficiency payable to Berkshire Bank.  The equipment was sold in March, 2002 for a total of $592,000, leaving an approximately $1,000,000 deficiency payable to Wells Fargo Equipment Finance, Inc.

HeaterMeals:  Throughout this period, HeaterMeals was our only profitable business.  However, its pretax earnings (approximately $225,000 in 2001 and $147,000 through June, 2002) were insufficient to offset the substantial losses of R.P. Industries, Inc. and Pittsfield Mold & Tool, Inc., as well as overhead expenses at the United Shields Corporation level.  Moreover, as described above, we anticipate substantial residual guarantor obligations to the lenders of R.P. Industries and Pittsfield Mold & Tool.

By April, 2002, the efforts of Capital Strategies, Inc. resulted in one potential buyer, Allegheny Financial Group of Pittsburgh, Pennsylvania, with which we began negotiations in May, 2002.  Allegheny initially indicated a willingness to pay us $1,000,000 for HeaterMeals plus a six year contingent earnout of 3% of net sales over $4,000,000 per year.  However, as the negotiations progressed, Allegheny reduced its offer to an unacceptable level.  Shortly thereafter HeaterMeals’ principal competitor, Truetech, expressed its interest to acquire HeaterMeals.  Truetech conducted a due diligence investigation of HeaterMeals in July 2002, and we entered into negotiations over the terms of an asset purchase agreement at the same time.  On July 29 2002, Truetech’s key officials came to Cincinnati to personally inspect HeaterMeals facilities.  Then they and their counsel, Schottenstein, Zox & Dunn Co., L.P.A., came to the offices of our Cincinnati counsel, Dinsmore & Shohl LLP, where they met with United Shields’ officials, a principal of Management Horizons, Inc., our financial advisors in this matter, and corporate counsel, Dinsmore & Shohl LLP.  At these meetings, we negotiated the final terms of the proposed purchase of HeaterMeals by Innotech Products, Ltd., a limited liability company formed by the owners of Truetech.

United Shields’ Reasons for the Asset Sale

Following the ongoing liquidations of R.P. Industries, Inc. and Pittsfield Mold & Tool, Inc., we anticipate that our total bank debt will be approximately $3,200,000.  We also have unsecured debts to related parties of approximately $3,100,000 and routine accounts payable and accrued liabilities, also on a consolidated basis, of approximately $3,000,000.  In addition, United Shields has guaranteed approximately $1,300,000 in total to the prior owners of Pittsfield Mold & Tool, Inc. and approximately $1,000,000 in deferred compensation and termination pay to former employees of RP Industries, Inc., although we are contesting the validity of these debts in litigation.  The extent of these obligations and potential obligations exceed our ability to pay them in full.

Our Board of Directors considered various alternatives, including the possibility of declaring bankruptcy, continuing as a going concern or selling HeaterMeals.  The directors concluded that the impact of bankruptcy under these circumstances made it an undesirable option.  The Board determined that United Shields was incapable of continuing as a viable business entity under any foreseeable circumstances.  Therefore, the Board determined that the best course of action would be to dispose of HeaterMeals for the best available price and to use the funds to repay as much of our debt as possible.

The Asset Purchase

The following is a summary of the material terms and provisions of the asset purchase agreement.  The asset purchase agreement is attached as Appendix A, and the related management agreement is attached as Appendix B, and both are incorporated into this proxy statement by reference.  We encourage you to read the complete agreements for the precise terms of the asset sale transaction.

Assets To Be Purchased

The asset purchase agreement provides that Innotech will purchase on the closing date the following HeaterMeals assets:

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All of HeaterMeals equipment and machinery.

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Certain specified contract rights, including customer sales agreements, real estate leases and equipment leases.

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Intellectual property.

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Internet domain names.

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Business records relating to the assets.

In general, Innotech will purchase all of HeaterMeals’ assets except the following excluded assets:

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Any cash or cash equivalents of HeaterMeals.

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Any marketable securities owned by HeaterMeals.

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Any accounts receivable and notes receivable of HeaterMeals.

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Certain specified inventory, work-in-process, raw materials and finished goods (which we will be required to remove from HeaterMeals’ premises by the closing date).

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HeaterMeals’ corporate records.

Bank One Loan

Prior to the date we signed and delivered the asset purchase agreement, HeaterMeals was indebted to Bank One, National Association in the approximate total amount of $533,448.  As required by the loan agreement with Bank One, HeaterMeals requested Bank One’s consent to the proposed sale of the assets to Innotech.  Although HeaterMeals was current under the loan and informed Bank One that they would be paid in full at the closing, Bank One refused to grant the requested consent unless HeaterMeals made a substantial and immediate prepayment on the loan.  We determined that making such a prepayment in advance of the closing was not feasible.

As an alternative to obtaining Bank One’s consent, Innotech offered to purchase Bank One’s loan position to HeaterMeals at face value and in its entirety.  Bank One accepted this offer, and Innotech purchased the loan for $533,448 and lender immediately consented to HeaterMeals’ sale of assets under the asset purchase agreement.

HeaterMeals’ Liabilities

In general, the asset purchase agreement provides that Innotech will not assume any of HeaterMeals’ outstanding liabilities.  The only exceptions to this are any liabilities associated with the HeaterMeals contracts to be assigned to and assumed by Innotech.

Purchase Price

The asset purchase agreement provides for an aggregate purchase price of $3,000,000 payable to HeaterMeals by Innotech as follows:

•

$500,000 will be payable at closing in the form of a non-interest-bearing, contingent promissory note that provides for quarterly payment to HeaterMeals equal to 4% of all nonmilitary sales in any calendar quarter in which the total amount of such sales by Innotech exceed $500,000.

•

Upon signing the asset purchase agreement, Innotech delivered $200,000 cash to Dinsmore & Shohl LLP in its capacity as escrow agent to provide for HeaterMeals’ severance obligation to its President, Donald T. Zimmerman, which will become payable to him at closing.

•

Upon signing the asset purchase agreement, Innotech delivered $1,766,551.80 cash to J.P. Morgan Trust Company, National Association to be held by it as escrow agent, for delivery to HeaterMeals at closing.

•

The balance of the total purchase price, $533,448.20, was the amount paid by Innotech to purchase the Bank One loan.  In the asset purchase agreement, HeaterMeals agreed to pay this loan at the rate of $109,000 per week, with all such payments to be directed to the escrow account with J.P. Morgan Trust Company.  This will increase the total amount of this escrow fund to $2,300,000, to be delivered to HeaterMeals at closing.

Representations and Warranties

HeaterMeals made customary representations and warranties in the asset purchase agreement relating to various aspects of its business, including among other things:

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HeaterMeals’ organization, qualification and good standing.

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The authority to enter into, and legal enforceability of, the asset purchase agreement and related agreements.

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The absence of conflicts and the required consents and approvals of third parties and governmental entities to the asset sale.

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That HeaterMeals’ nonmilitary sales for the 12 months prior to the agreement date were approximately $3,200,000 and that HeaterMeals earnings before interest, taxes, depreciation and amortization for the same period were at least $200,000.

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Title to, and condition of, HeaterMeals’ equipment and other tangible assets.

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HeaterMeals’ third party agreements and the nonexistence of defaults.

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Litigation in which HeaterMeals is involved.

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HeaterMeals’ general compliance with applicable laws.

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Environmental matters.

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Intellectual property.

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Capitalization.

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Brokers’ fees.

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Tax matters.

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Employees and employee plans.

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Lack of insolvency proceedings.

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Product warranties.

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Product liabilities.

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Insurance matters.

The asset purchase agreement also contains representations and warranties by Innotech to HeaterMeals including, among other things, the following:

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Innotech’s organization and good standing.

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The authority to enter into, and legal enforceability of, the asset purchase agreement and related agreements.

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The absence of conflicts and the required consents and approvals of third parties and governmental entities to Innotech’s purchase of the assets.

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The absence of litigation or threatened litigation that would affect the transaction.

Conduct of Business Prior to the Closing

HeaterMeals has agreed, prior to the closing, to certain covenants and restrictions involving its business, including the following:

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To continue to provide Innotech and its representatives access to HeaterMeals records and personnel.

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Not to permit any of the assets to be purchased by Innotech to become subject to liens or encumbrances.

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To notify Innotech of any material breach of the asset purchase agreement or changes in the matters previously disclosed to Innotech.

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That United Shields will call the special meeting of shareholders seeking shareholder approval of the asset sale.

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That HeaterMeals and its affiliates will not sell HeaterMeals beyond its current commitments except as directed by the manager under the management agreement (described below).

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That HeaterMeals, Inc. will obtain the reinstatement of its articles of incorporation, and its good standing, with the Ohio Secretary of State.

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Not to release or fail to enforce its existing noncompete covenants with its employees Donald T. Zimmerman, Michael O’Connor and Stan Smith.

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To arrange to have Innotech named as an additional insured party under HeaterMeals insurance policies.

Conditions Precedent to Closing

The parties’ obligations to close under the asset purchase agreement are subject to the satisfaction or waiver of certain conditions.  Innotech’s obligation to close is subject to the following conditions:

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That United Shields Corporation’s shareholders have approved the proposed asset sale.

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That HeaterMeals’ representations and warranties were true when made.

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That HeaterMeals has complied with all of the covenants in the asset purchase agreement.

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That Innotech receives all bills of sale, assignments and other instruments necessary to transfer title to the purchased assets.

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That all liens on the purchased assets have been released.

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That all material consents of third parties have been received.

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That Innotech receives noncompete agreements signed by all selling entities and by William A. Frey.

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That HeaterMeals has not commenced any bankruptcy, insolvency, receivership or similar proceedings.

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That no injunctions or other court orders prohibiting the sale have been entered.

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That all of the selling entities are in good standing with their respective states of incorporation.

HeaterMeals’ obligation to close is subject to receipt of the requisite approval of United Shields Corporation’s shareholders.

Any catastrophic loss by HeaterMeals prior to closing will not prevent the closing, but in such case Innotech will be entitled to any insurance proceeds.

Indemnification

All of the representations and warranties in the asset purchase agreement will survive the closing for a period of 24 months.  During that period, each party will be obligated to indemnify the other for any damages caused by a breach of its representations and warranties to the extent the damages exceed $10,000, up to a maximum of $3,000,000.  The agreement specifies the procedures to be followed to seek indemnification.

Employees

The asset purchase agreement provides that Innotech intends to offer continued employment to many of HeaterMeals employees but is not obligated to do so.  HeaterMeals agrees to assist in this process.

Termination

The asset purchase agreement may be terminated prior to closing by agreement of the parties or by either party unilaterally if the closing does not occur by February 2, 2003.  In the event of termination as permitted by the agreement, the escrowed funds are to be refunded to Innotech.

The Management Agreement

Simultaneously with the execution of the asset purchase agreement, the parties also entered into the management agreement attached to the proxy statement as Appendix B.

Under the management agreement, HeaterMeals retained Innotech to manage the operations of the HeaterMeals business prior to closing, including all services customarily necessary to the management, operation and oversight of an enterprise such as HeaterMeals’ business.  However, Innotech is not authorized to take any action that would impose future payment obligations on HeaterMeals beyond the term of the agreement exceeding an aggregate amount of $50,000.

Innotech is responsible for hiring, promoting, discharging and supervising all HeaterMeals employees.  Innotech is required to manage the business in compliance with all applicable laws and regulations.

During the period of management, HeaterMeals will maintain two bank accounts, one for all receipts and expenditures of funds relating to the assets and liabilities which will not be purchased or assumed by Innotech in the asset purchase, and the other relating to the assets and liabilities that will be purchased or assumed by Innotech.  HeaterMeals will retain all rights in the first category of accounts.

Innotech will be required to fund HeaterMeals’ ongoing operations prior to closing from the second category of account and will be entitled to a management fee equal to the net profit of HeaterMeals current business, if any, as reflected in these accounts.

In addition, the management agreement requires Innotech to pay HeaterMeals a fee of $25,000 per month for up to four months, which HeaterMeals is required to use to pay the costs and expenses associated with satisfying the closing conditions to the asset sale.

Opinion of Financial Advisor

We have not sought or received any report or opinion from an outside party relating to the consideration or the fairness of the consideration payable to HeaterMeals in the proposed sale of its assets to Innotech.  The reasons we did not seek such a report include the following:

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The cost of obtaining such a report would be substantial, and we lack the financial resources necessary to fund this large expense.

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This transaction is quite small in comparison to other transactions, and we understand that few if any substantial financial services firms are interested in or willing to become involved in such small transactions.

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We have been actively seeking buyers for HeaterMeals for over a year.  We only received two serious offers.  Innotech’s offer was better than the only other offer we received.  This supports our belief that Innotech has offered a fair price for HeaterMeals’ assets.

Regulatory Approvals

HeaterMeals’ sale of assets is not subject to federal or state regulatory approval.

Interests of Certain Persons in the Asset Sale

In considering whether to vote for the proposed sale of the HeaterMeals assets, you should be aware that certain of our officers and directors have some interests in the transaction that are different from, or in addition to, your interest as a shareholder generally.  These conflicts of interest are further described below.

The President of HeaterMeals, Donald T. Zimmerman, is a party to a termination and severance agreement with HeaterMeals that entitles him to a $200,000 severance payment as a result of the proposed sale of HeaterMeals’ assets to Innotech.  He will be entitled to this payment regardless of whether Innotech chooses to employ him after the closing.  In the event the asset purchase agreement is terminated and the escrowed amount of $200,000 is returned to Innotech, United Shields has agreed to pay Mr. Zimmerman the severance payment.  Mr. Zimmerman is also a shareholder of United Shields Corporation.  As a result of this benefit, Mr. Zimmerman could be more likely to vote to approve the asset sale than he would otherwise be.  Our shareholders should consider whether this interest may have influenced Mr. Zimmerman to support the asset sale.

Our largest beneficial shareholder and one of our three directors is William A. Frey who, personally and through entities he controls, beneficially owns approximately 64.2% of our outstanding common stock.  Mr. Frey and the entities he controls are also substantial creditors of United Shields Corporation.  Our total indebtedness to Mr. Frey and his affiliated entities including accrued interest of approximately $500,000, which is the result of cash loans he made to United Shields Corporation to enable it to grow and to meet certain working capital requirements, amounts to an aggregate of $2,200,000.  Depending upon the results of our negotiations with other creditors, it is possible we may repay some portion of this debt.  As a result, he may be more likely to vote to approve the asset sale.  Our shareholders should consider whether this interest may have influenced Mr. Frey to support the asset sale.

Required Shareholder Vote

The affirmative vote of the holders of a majority of the voting power of our outstanding voting stock is required to approve the proposal.  Proxies in the form solicited hereby which are returned to us will be voted in favor of the proposal unless otherwise instructed by the shareholders.  Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposal.  The Board of Directors recommends approval of the proposal.

DISSENTERS’ RIGHTS

You, as a record holder of shares of United Shields Corporation common stock, will be entitled to assert dissenters’ rights under Article 113 of the Colorado Business Corporation Act in connection with the sale of the HeaterMeals assets.  The following discussion is not a complete statement of the law pertaining to dissenters’ rights under the Colorado Business Corporation Act and is qualified in its entirety by reference to the full text of Article 113 reprinted as Appendix C to this proxy statement.

If you object to the asset sale, Article 113 authorizes you to dissent and obtain payment of the “fair value” for your shares of our common stock.  To assert dissenters’ rights, you must: (i) provide written notice to United Shields Corporation, before the vote is taken on the proposed asset sale, of your intention to demand payment of the fair value for your shares if the sale is completed; and (ii) not vote your shares in favor of the sale.  If you do not satisfy these requirements, you will not be entitled to receive payment for your shares under Article 113.

“Fair value,” with respect to your shares of United Shields common stock, means the value of your shares immediately before the closing date of the asset sale, excluding any appreciation or depreciation in anticipation of the sale, unless such exclusion would be inequitable.  Interest will accrue on the fair value from the closing date of the sale to the date of payment at the average rate currently paid by United Shields on its principal bank loans.

You should be aware that the fair value of your shares of United Shields common stock as determined under Colorado law could be greater than, equal to, or less than the consideration you would receive if you did not elect to assert dissenters’ rights and attempted to sell your shares on the open market.

If the asset sale is authorized at the special meeting, we will mail to you, and all other shareholders who complied with the requirements of Article 113 and are entitled to demand payment of the fair value for their shares of common stock, a written dissenters’ notice.  The notice will be given no later than ten days after the closing date of the asset sale and will be accompanied by a copy of Article 113.  The notice will also (i) state that the sale was authorized and state the closing date of the sale; (ii) state an address at which we will receive payment demands and the address of a place where certificates for certificated shares of United Shields common stock must be deposited; (iii) supply a form for demanding payment, which form will request that you state an address where you would like your payment to be made; (iv) set the date by which United Shields must receive your payment demand and certificates for certificated shares of United Shields common stock, which date will not be less than 30 days after the date your notice is given; and (v) state all other information that is required to be given to you under Colorado law.

In the event that you still wish to assert your dissenters’ rights after receiving your notice from us, you must: (i) deliver a completed payment demand to us, which may be on the payment demand form supplied to you by United Shields, and (ii) deposit your certificates for certificated shares of United Shields common stock with United Shields.  You will still retain all rights of a shareholder, except the right to transfer your shares of common stock, until the closing date of the asset sale.  After the closing date, however, you will have only the right to receive payment of the fair value for your shares of common stock.  Except as described below, both your demand for payment and deposit of certificates are irrevocable.  If you fail to make your payment demand and deposit the share certificates by the date set in the dissenters’ notice delivered by United Shields, you will not be entitled to payment under Article 113.

Upon the closing date of the asset sale or upon our receipt of your payment demand, whichever is later, United Shields will be obligated to pay to you, and each other dissenter who complied with the procedures to demand payment under Colorado law, at the address you provided in your payment demand, the amount United Shields estimates to be the fair value of your shares of United Shields common stock, plus accrued interest.  Your payment will be accompanied by United Shields’ audited balance sheet for the year ended December 28, 2001, an audited income statement for that year, and an audited statement of cash flow for that year, as well as the latest available unaudited financial statements, if any, for the interim period.  Also included with your payment will be a statement of our estimate of the fair value of your shares, an explanation of how the interest on your payment was calculated, and a statement of your right to demand additional payment under Article 113.  In addition, we will again provide you with a copy of the full text of Article 113 of the Colorado Business Corporation Act.

If the closing date of the asset sale has not occurred within 60 days after the date set by which we must receive your payment demand, we will return your deposited certificates.  If, however, the closing date subsequently occurs, then we will send to you a new dissenters’ notice, and all of the provisions of Article 113 summarized above will again be applicable.

As mentioned above, you may have the right under Colorado law to demand additional payment for your shares of United Shields common stock.  If you believe that the amount paid or offered by United Shields for your shares is less than the fair value or that the interest due was incorrectly calculated, or if United Shields fails to make payment within 60 days after the date set by which United Shields must receive your payment demand, or if United Shields fails to return the deposited certificates as required under Article 113, you may give written notice to United Shields of your estimate of the fair value of your shares, and of the amount of interest due, and you may demand payment of such estimate, less any payment already made by us.  You will waive your right to demand payment of your estimate unless you deliver your demand to United Shields within 30 days after United Shields made or offered payment of the fair value of your shares.

If your demand for additional payment remains unresolved, we may, within 60 days after receiving your demand, commence a court proceeding and petition the District Court for Denver County, Colorado, to determine the fair value of your shares, plus accrued interest.  If we do not commence the proceeding within the 60-day period, we are required to pay to you, and each other dissenter whose demand for additional payment remains unresolved, the amount demanded.  The court may assess the costs of the court proceedings between the parties as it deems equitable.

Under Colorado law, if you decide to dissent and obtain payment of the fair value for your shares of United Shields common stock, you may not challenge the asset sale, unless the asset sale is unlawful or fraudulent with respect to the shareholders of United Shields.

CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of November 11, 2002 with respect to the beneficial ownership of shares of all classes of our voting securities by each executive officer, each director, and each shareholder known to be the beneficial owner of 5% or more of any class of our voting securities and all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	William A. Frey, III, Chairman and Chief Executive Officer 2640 Peerless Road Cleveland, TN 37312	22,828,994 [1]	64.2%

Common Stock	T.J. Tully, Vice Chairman 311 Northland Blvd. Cincinnati, Ohio 45246	400,000 [2]	1.4%

Common Stock	John F. Quigley, Senior Vice President and Chief Financial Officer 2640 Peerless Road Cleveland, TN 37312	160,000 [4]	0.5%

Common Stock	Directors and Officers as a Group	23,388,994	65.3%

Common Stock	The Baron Group [6] c/o Rocky Casteel 418 Gibson Pond Road Chattanooga, TN 37421	2,350,000	8.1%

Common Stock	Donald T. Zimmerman 311 Northland Blvd. Cincinnati, Ohio 45246	1,160,000 [3]	3.9%

Common Stock	NAVICAP [7] c/o Vector Capital 2637 Erie Avenue, #207 Cincinnati, Ohio 45208	923,515 [5]	3.2%

____________________

(1)

Includes 10,529,112 shares owned by William Frey, 465,000 and 50,000 shares beneficially owned by William Frey through Trinity Fund VII and Trinity Healthcare Corporation, respectively, warrants held by William Frey to purchase an additional 500,000 and 6,000,000 shares of the United Shields common stock with exercise prices of $4.00 and $0.14 per share, respectively, and 5,284,882 shares beneficially owned by William Frey through Trinity Capital Group, LLC.

(2)

Includes 100,000 shares owned by T.J. Tully, 100,000 shares owned by his spouse and options held by T.J. Tully granted pursuant to our 1998 Long-Term Incentive Plan to purchase an additional 200,000 shares of our common stock with an exercise price of $0.75 per share.

(3)

Includes 200,000 shares owned by Donald T. Zimmerman and options to purchase an additional 400,000 and 560,000 shares of our common stock with exercise prices of $0.531 and $0.30 per share, respectively, granted pursuant to our 1998 Long-Term Incentive Plan.

(4)

Includes 110,000 shares owned by John F. Quigley and options to purchase an additional 50,000 shares of our common stock with an exercise price of $1.50 per share granted pursuant to our 1998 Long-Term Incentive Plan.

(5)

Includes 474,220 shares owned by NAVICAP Corporation (f/k/a Ramsay-Hughes), 60,799 shares owned by Gregory Pitner, a director, officer and shareholder of NAVICAP, and 388,496 shares owned by other related parties of NAVICAP.

(6)	The Baron Group, a non-public company, is controlled by Rocky Casteel.
(7)	NAVICAP, a non-public company, is controlled by Gregory Pitner.

CERTAIN TRANSACTIONS

Since 1998 we have depended upon loans and cash advances from our major shareholders to augment or fund certain working capital requirements.  The following table summarizes these loans as of September 27, 2002, December 28, 2001 and December 29, 2000:

	2002	2001	2000
NAVICAP and Affiliates Loan (shareholders) – 12% interest payable quarterly, unsecured, due October 30, 2003	$ 546,562	$ 546,562	$ 546,562

Trinity Capital Group/Frey Loan (majority shareholder) – 12% interest payable quarterly, conversion feature @ $0.14/share, unsecured, due October 30, 2003	$1,203,054*	$1,203,054	$1,203,054

Trinity Capital Group/Frey Loan (majority shareholder)-12% interest, secured by PMT accounts receivable and inventory, principal and interest due August 8, 2000	$ 150,000	$ 150,000	$ 175,000

Trinity Capital Group/ Frey Demand Loan (majority shareholder)- 12% interest payable quarterly, unsecured	$ 298,181	$ 298,181	$ 298,181

Tully Group Loans – (shareholders), 0% interest, principal payable monthly, unsecured, due February 2002	$ 210,523	$ 211,323	$ 231,698

______________________

* The principal amount of this loan as of October 3, 2002 was reduced by $125,000, in exchange for 10,000,000  newly-issued shares of our common stock to Mr. Frey.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2003 annual meeting of shareholders must be received by United Shields Corporation by April 1, 2003 for inclusion in our proxy statement and proxy relating to the 2003 annual meeting of shareholders.

We may use our discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the fiscal year ended December 27, 2002, unless we receive notice of such proposal prior to June 1, 2003.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  Our public filings also are available to the public from commercial document retrieval services and at the Internet web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting.  However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided.  The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

William A. Frey

Chairman

PROXY

United Shields Corporation

2640 Peerless Road

Cleveland, Tennessee 37312

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints

, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of United Shields Corporation which the undersigned is entitled to vote at the special meeting of shareholders of United Shields scheduled to be held on December 30, 2002 at 9:00 a.m. Eastern Time at the United Shields Corporation corporate office, 2640 Peerless Road, Cleveland, Tennessee or at any adjournment thereof.

Please mark an “X” in the appropriate box.  The Board of Directors recommends a “FOR” vote on each proposal.

1.  Approval of the sale by our wholly-owned subsidiary, The HeaterMeals Company, and its wholly-owned subsidiary, HeaterMeals, Inc., of substantially all of their assets to Innotech Products, Ltd. pursuant to an Asset Purchase Agreement entered into on August 15, 2002.

___ FOR approval of the sale of assets.	___ AGAINST	___ WITHHOLD AUTHORITY

2.  Grant of discretionary authority to the board of directors to adjourn the special meeting, if necessary, to solicit additional votes for approval of the sale of assets.

___ FOR grant of discretionary authority.	___ AGAINST	___ WITHHOLD AUTHORITY

3.  Transaction of such other business as may properly come before the meeting or any adjournment thereof.

This proxy is continued and is to be signed on the reverse side.

This proxy will be voted as directed.  In the absence of any specifications to the contrary, this proxy will be voted FOR Items 1 and 2.

ALL FORMER PROXIES ARE HEREBY REVOKED.

Number of Shares: _____________________
_____________________________________ (Signature of Shareholder)

_____________________________________ (Signature of Shareholder)

Please sign exactly as your name appears hereon. All joint owners should sign. (When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)
Dated: _________________________, 2002

Index to Financial Statements

of

United Shields Corporation and

The HeaterMeals Company

United Shields Corporation and Subsidiaries

FS-2

Consolidated Financial Statements for the

Nine Months Ended September 27, 2002 (Unaudited)

United Shields Corporation and Subsidiaries

FS-11

Consolidated Financial Statements for the

Years Ended December 28, 2001 and December

29, 2000, December 31, 1999

Unaudited Consolidated Financial Statements for The HeaterMeals

FS-41

Company for the Periods Ended September 27, 2002, December

28, 2001 and December 29, 2000

United Shields Corporation Proforma Statement of Operations for the

FS-54

Twelve Months Ended December 28, 2001

United Shields Corporation Proforma Balance Sheet and Statement of

FS-56

Operations for the Nine Months Ended September 27, 2002

Audited Balance Sheet of Innotech Products, Ltd. as of September 30, 2002

FS-59

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Balance Sheets

	September 27,	December 28,
	2002	2001

Assets
Current Assets:

Cash	$54,492	$38,318
Accounts receivable, net	550,500	1,333,217
Other receivables	8,022	30,391
Assets held for sale	486,418
Inventories	781,003	1,596,442
Prepaid expenses and other	56,823	151,170
Total current assets	1,937,258	3,149,538

Property, plant and equipment, at cost:

Land	-	776,638
Machinery and equipment	675,168	1,999,880
Office furniture and fixtures	72,126	65,576
Vehicles	-	353
Building and leasehold improvements	3,037	2,419,721
	750,331	5,262,168

Less accumulated depreciation	(437,396)	(350,250)

Net property, plant and equipment	312,935	4,911,918

Other assets:

Deposits	37,812	24,320
Goodwill, net	1,099,597	1,099,597
Other	10,791	19,662
Total other assets	1,148,200	1,143,579

	$3,398,393	$9,205,035
	=======	=======
The accompanying Notes to Consolidated Financial Statements are an integral part of the statements.

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Balance Sheets (continued)

	September 27,	December 28,
	2002	2001

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:

Revolving lines of credit	$1,755,856	$3,748,439
Notes payable - related parties	2,408,319	2,189,637
Notes payable	2,499,261	5,194,171
Capital lease obligation	22,891	157,372
Accounts payable	1,982,098	2,305,883
Accrued expenses and other current liabilities	2,385,312	1,499,044
Total current liabilities	11,053,737	15,094,546

Notes payable	-	205,624
Capital lease obligation	5,794	10,485
Deferred compensation	565,231	565,231
Total liabilities	11,624,762	15,875,886

Stockholders’ equity (deficit):

Common stock - authorized 500,000,000 shares without par value; stated value $0.01; issued 19,454,875 shares at September 27, 2002 and December 28, 2001	194,549	194,549
Treasury stock - at cost, 395,496 shares at September 27, 2002 and December 28, 2001	(55,530)	(55,530)
Additional paid in capital	10,882,109	10,882,109
Accumulated deficit	(19,247,497)	(17,691,979)
Total stockholders’ equity (deficit)	(8,226,369)	(6,670,851)

	$3,398,393	$9,205,035
	========	========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	Sept 27,	Sept 28,	Sept 27,	Sept 28,
	2002	2001	2002	2001

Net sales	$1,919,942	$2,248,998	$6,547,982	$6,536,520
Cost of sales	1,797,436	1,809,178	5,412,882	5,340,198
Gross profit	122,506	439,820	1,135,100	1,196,322

Operating expenses:
Selling, general and administrative	490,812	380,495	1,323,297	1,016,911
Goodwill amortization	-	25,278	-	75,834
Total operating expenses	490,812	405,773	1,323,297	1,092,745

Income (loss) from operations	(368,306)	34,047	(188,197)	103,577

Other income (expense):
Interest expense, net	(226,344)	(124,072)	(438,543)	(374,333)
Management fee due buyer	(182,352)	-	(182,352)	-
Other	3,328	(1,959)	11,808	10,901
Total other expense	(405,368)	(126,031)	(609,087)	(363,432)

Loss from continuing operations	(773,674)	(91,984)	(797,284)	(259,855)

Loss from operation of discontinued subsidiaries	(25,615)	(975,509)	(758,234)	(4,605,383)

Net loss	$(799,289) ========	$(1,067,493) ========	$(1,555,518) ========	$(4,865,238) ========

Weighted average number of shares outstanding - basic and diluted	19,059,379 ========	19,059,379 ========	19,059,379 ========	19,150,648 ========

Loss from continuing operations per
common share-basic and diluted	$(0.04)	$(0.01)	$(0.04)	$(0.01)

Loss from operation of discontinued subs per
common share-basic and diluted	(0.00)	(0.05)	(0.04)	(0.24)

Net loss per common share - basic and diluted	$(0.04) ========	$(0.06) ========	$(0.08) ========	$(0.25) ========

The accompanying Notes to Consolidated Financial Statements are an integral part of the statements.

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Statements of Cash Flows

	Nine Months Ended
	September 27	September 28
	2002	2001
Net cash flows provided by (used in) operating activities:
Net loss	$(1,555,518)	(4,865,238)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization - property, plant and equipment	278,775	950,294
Amortization of goodwill, warrants and debt discount	219,486	309,929
Impairment loss on goodwill and property	-	3,310,766
Loss on sale of property and equipment	-	13,279
Changes in working capital accounts:
Accounts and other receivables	805,086	2,205,707
Inventories	815,439	288,138
Prepaid expenses and other	94,347	(206,418)
Deposits and other	(4,621)	23,196
Accounts payable	(323,789)	(816,183)
Accrued expenses and other current liabilities	886,268	(158,756)

Net cash provided by operating activities	1,215,473	1,054,714

Cash flows provided by (used in) financing activities:
Purchase of property and equipment	(27,798)	(169,651)
Proceeds from disposal of property and equipment	3,861,588	1,200
Decrease in restricted short-term investments	-	944,395

Net cash provided by investing activities	3,833,790	775,944

Cash flows provided by (used in) financing activities:
Borrowings under revolving line of credit	103,400	92,800
Payments on revolving line of credit	(2,095,983)	(1,511,932)
Payments on notes payable - related parties	(800)	(44,875)
Borrowings on notes payable	-	162,427
Payment on notes payable	(2,900,534)	(590,314)
Payments on capital lease obligations	(139,172)	(32,212)
Purchases of Treasury Stock	-	(55,530)

Net cash used in financing activities	(5,033,089	(1,979,636)

Net increase (decrease) in cash	16,174	(148,978)

Cash at beginning of period	38,318	272,358
Cash at end of period	$54,492	123,380

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

United Shields Corporation

Notes to Consolidated Financial Statements

September 27, 2002

1.  Company Description

United Shields Corporation ("USC" or the "Company") is a Cleveland, TN based holding company that owns The HeaterMeals Company ("HMC"), which manufactures and markets patented, portable electrochemical heaters and a line of shelf-stable meals that incorporate such heaters. The Company also owns Pittsfield Mold & Tool, Inc. (PMT) and R.P.Industries, Inc. (RPI), both of which have been engaged in the production of molded plastic components and finished products of original equipment manufacturers.

 As a result of the initiation of foreclosure proceedings by PMT’s primary lenders, management liquidated the subsidiary in March 2002. All assets were sold at auction. Proceeds from the auctions were approximately $2,700,000, which was used to partially liquidate the liabilities due to secured creditors (see Note 8). At September 27, 2002, assets and liabilities of the subsidiary are $35,000 and $4,065,079, respectively. Revenues of the subsidiary for the nine months ended September 27, 2002 were $703,954. No loss on disposal of the subsidiary was recorded in 2002.

As a result of the initiation of foreclosure proceedings by RPI’s primary lender, management began liquidation proceedings in April 2002. Production at the Oxford, NC plant continued until early July to fill existing sales orders. The Richmond, VA plant, which was closed in October 2001, was sold in June 2002. Proceeds from the sale of the Richmond plant, machinery and equipment and the Oxford machinery and equipment were approximately $1,100,000. The secured lender has taken possession of the Oxford, NC plant real estate and is attempting to sell it. Proceeds from a sale will be used to partially liquidate the secured lender’s note.  At September 27, 2002, assets and liabilities of the subsidiary were $486,418 and $4,050,446, respectively. Revenues of the subsidiary were $1,752,969 for the nine months ended September 27, 2002. No loss on disposal of the subsidiary was recorded in 2002.

See the Consolidated Statement of Operations for disclosure of the loss from operations of discontinued subsidiaries (PMT and RPI) for the three and nine month periods ended September 27, 2002.

2.  Summary of Significant Accounting Policies

a.  Interim Financial Statements

The September 27, 2002 and September 28, 2001 financial data are unaudited, however, in the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the consolidated financial statements for the respective periods.  Interim results are not necessarily indicative of results for a full year.  The consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the fiscal year ended December 28, 2001.

b.  Principles of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of intercompany balances and transactions.

FS-#

c.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

d.  Per Share Data

Potential common shares relating to options and warrants to purchase common stock were not included in the weighted average number of shares for the periods ended September 27, 2002 and September 28, 2001 because their effect, if any, would have been anti-dilutive.

e.  Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets.  SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142.  Major provisions of this Statement and the effective date for the Company are as follows:

•

Goodwill, as well as tangible assets with indefinite lives, acquired after June 30, 2001 will not be amortized.  Effective December 29, 2001, all previously recognized goodwill and intangible assets with indefinite lives are no longer subject to amortization.

•

Effective December 29, 2001, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

•

All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting..

In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  This Statement supercedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and Accounting Principles Board (APB) Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion).  The Statement is effective for fiscal years beginning after December 15, 2001.  This Statement retains the requirements of SFAS 121 related to long-lived assets impairment loss recognition and measurement, but removes goodwill and certain intangibles from its scope.  The Statement also requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operation to include more disposal transactions.  Management believes adequate provision has been made at June 28, 2002 for impairment losses relating to long-lived assets.

3.  Pro Forma Results

The Company adopted SFAS No.142 as of December 29, 2001. In accordance with this statement, the amount recorded for goodwill is no longer being amortized. Goodwill will be tested annually for impairment. The fair value of the reporting unit responsible for the goodwill will be compared to its carrying amount. If impairment is determined to have occurred, any required impairment loss will be recorded at that time.

The following table reflects unaudited pro forma results of operations after giving effect to SFAS 142, Goodwill and Intangible Assets, as if it were adopted on January 1, 2001:

	Nine Months Ended	Three Months Ended
	September 28, 2001	September 28, 2001
Net loss, as reported	$(4,865,238)	(1,067,493)
Add back: amortization expense	75,834	25,278
Pro forma net loss	(4,789,404)	(1,042,215)
	========	========
Basic net loss per share:
As reported	(0.25)	$(0.06)
Pro forma	(0.25)	$(0.06)

4.  Default Upon Senior Securities

The Company is in violation of certain debt coverage covenant requirements included in several non-related party loan agreements.  In addition, the Company is delinquent in the payment of principal and interest on several loans payable to non-related parties.  As a result, loans to non-related parties totaling $3,872,098 are in default and the outstanding loan balances are classified as current in the accompanying financial statements.  See Note 8.

5.  Business Segments

The Company has one reportable segment at September 27, 2002: Specialty Products. The Specialty Products segment consists of the Company’s HMC subsidiary which manufacturers and markets patented, portable electrochemical heaters and a line of shelf-stable meals that incorporate such heaters. Subsidiaries comprising the discontinued Plastic Injection Molding segment (RPI and PMT) have been treated as discontinued subsidiaries in the accompanying Consolidated Financial Statements for the quarter and year-to-date periods ended September 27, 2002 and September 28, 2001.

6.  Legal Proceedings

On March 30, 2001, the Company filed suit, seeking legal and equitable remedies, against the former owners of PMT for breach of contract, fraud, mutual mistake of fact, promissory estoppel and conversion related to the Company's acquisition of PMT.  The case was originally filed in the Hamilton County, Ohio Court of Common Pleas and is captioned United Shields Corporation vs. Kirchner, et al. The Company’s claims against the defendants are for damages sustained as a result of the Company’s overpayment in the purchase of PMT, in light of the subsequently discovered misrepresentations and omissions which were made by the defendants prior to the sale, as well as for damages in the amount of $250,000 for a letter of credit wrongly converted by the defendants. Contemporaneously with the filing of the lawsuit, the Company gave notice to the defendants that payments to the defendants pursuant to a Promissory Note (originally delivered to them by the Company as part of the purchase price) were being suspended as a result of the defendants’ misrepresentations and omissions.  In response to the Company’s Complaint, the defendants removed the case to the United States District Court, Southern District of Ohio (Case No. C-1-01-267) and filed a counter-claim against the Company based upon allegations that the Company failed to make payments in the amount of $1,394,006 on the Promissory Note between the defendants and the Company and on allegations that the Company failed to pay to the defendants monies due pursuant to an Earn Out Agreement between the parties.  At this point, discovery has been commenced by all parties and trial is currently scheduled for September 2003.

A lawsuit was filed against the Company in November 2001 in the Circuit Court of Chesterfield County, Virginia by Granville Valentine III, former President of R.P. Industries, Inc., for breach of his employment contract. The suit is captioned Granville G. Valentine, III, vs. R.P. Industries, Inc., et al., including United Shields Corporation.  Mr. Valentine was claiming monetary damages in the amount of approximately $450,000.  On or about December 2, 2002, United Shields and R.P. Industries entered into an agreement with Mr. Valentine whereby Mr. Valentine released United Shields and R.P. Industries from all claims in exchange for payment of an immaterial amount.

A series of lawsuits have been filed against the Company in the Circuit Court for the County of Henrico, Virginia by James R.V. Daniel for nonpayment of amounts due him according to a Salary Continuation Agreement entered into by RPI and guaranteed by the Company. Pursuant to such agreement, RPI is obligated to pay Mr. Daniel approximately $615,000.  The Company is defending itself against the claims made in the suit and attempting to settle such claims.

In December 2001, Hart Metals, Inc. filed a lawsuit against The HeaterMeals Company, as successor to Zestotherm, Inc., in the United States District Court for the Middle District of Pennsylvania. Hart Metals is seeking damages for unpaid invoices in the amount of $171,187.50, plus interest, attorneys’ fees and costs.  HeaterMeals is defending itself against the suit on the basis of the defective nature of the material supplied by Hart Metals and has filed a counterclaim for increased costs of production in 2001 in the amount of approximately $200,000.

The Company is involved in various litigation and other routine matters which are incident to the Company’s business. In the opinion of management, the ultimate disposition of such litigation and other matters will not have a material effect upon the Company’s financial statements.

7.  Reversal of Sale of Subsidiary

 The Company entered into a Share Purchase Agreement on September 5, 2001, wherein it agreed to transfer 75% of the outstanding shares of RPI to an unrelated buyer for $1 and a $1,550,000 Promissory Note from the subsidiary payable in installments through June 30, 2010. Final consummation of the Agreement was contingent upon the approval of RPI’s lender and the ability of the buyer to obtain financing that would pay off the lender, who threatened foreclosure. In October 2001, the Company decided to record the transaction as a sale since the buyer had assumed day-to-day operational responsibility for RPI and it appeared that the buyer would be able to meet the refinancing requirement. However, due to the continued deterioration of the economy and RPI’s business, the buyer was unable to close the anticipated refinancing transaction, thereby necessitating a reversal of the transaction. As a result, the accompanying Consolidated Financial Statements include RPI’s financial results for the nine month and three month periods ended September 27, 2002. See Note 5. The Company guarantees the above mentioned lender's debt and various other debt of RPI. See Notes 4 and 8.

8.  Going Concern

The accompanying Consolidated Financial Statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has not been able to secure sufficient equity capital to date, has sustained significant net losses since 1997, and is in default, including payment default, on most of its debt.

Five secured non-related party lenders who were owed a total of $5,813,455 and $2,521,842 by PMT and RPI, respectively, at December 28, 2001, accelerated their loans subsequent to year-end and foreclosed on the collateral securing their loans. Amounts due these lenders at September 27, 2002 totaled $1,587,907 and $1,125,256, respectively.

The Company has guaranteed the debt of two of PMT's secured lenders. Notes owed to these lenders at December 28, 2001 totaled $4,461,548.  The forced liquidation of the collateral securing this debt in March 2002 resulted in a deficiency of $1,563,812. Management is currently negotiating the amount and payment terms of this deficiency with the lenders.  The Company has also guaranteed debt of R.P. Industries, Inc. totaling $1,125,256 at September 27, 2002. The lender foreclosed on the loan in late April 2002 when it became evident that a non-related party who intended to buy RPI was not going to be able to arrange refinancing. Management estimates that a deficiency of approximately $600,000 will result from the forced liquidation of the collateral securing this debt.  In view of these circumstances, management has discontinued the operations of PMT and RPI and is in the process of liquidating these subsidiaries.

On August 15, 2002, the Company entered into an agreement to sell the HMC operation and certain of its assets to a third party, subject to shareholder approval. The third party has been operating HMC under a management agreement since that date. The management agreement calls for the third party to receive net profits earned during the period of the agreement as a management fee. This fee amounted to $182,352 through September 27, 2002 and has been accrued in the accompanying financial statements. No loss is anticipated from this sale.

As is evidenced by the above, the Company is in the process of liquidation.

FS-#

United Shields Corporation

And Subsidiaries

Consolidated Financial Statements

Years Ended December 28, 2001 and December 29, 2000, December 31, 1999

FS-#

United Shields Corporation

and Subsidiaries

FS-#

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders

United Shields Corporation

We have audited the accompanying consolidated balance sheets of United Shields Corporation (a Colorado corporation) and Subsidiaries as of December 28, 2001 and December 29,2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 28, 2001.These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Shields Corporation and Subsidiaries as of December 28, 2001 and December 29, 2000, and the results of its consolidated operations and its consolidated cash flows for each of the three years in the period ended December 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the financial statements, as of December 28, 2001, the Company has sustained significant net losses and is in default, including payment default, on most if its debt.  The Company's ability to maintain financing and generate cash flow, which is necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Cincinnati, Ohio

September 6, 2002

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Balance Sheets

	December 28, 2001	December 29, 2000

Assets

Current assets:

Cash	$ 38,318	$ 272,358
Accounts receivable, net	1,333,217	4,326,782
Other receivables	30,391	57,416
Inventories	1,596,442	2,602,660
Prepaid expenses and other	151,170	66,474
Total current assets	3,149,538	7,325,690

Property, plant and equipment, at cost:
Land	776,638	776,638
Machinery and equipment	1,999,880	7,030,702
Office furniture and fixtures	65,576	182,503
Vehicles	353	61,084
Building and leasehold improvements	2,419,721	4,039,552
	5,262,168	12,090,479
Less accumulated depreciation	(350,250)	(2,584,976)
Net property, plant and equipment	4,911,918	9,505,503

Other assets:
Deposits	24,320	35,882
Restricted cash and short-term investments	-	944,395
Goodwill, net	1,099,597	4,238,034
Other	19,662	42,258
Total other assets	1,143,579	5,260,569
	$ 9,205,035	$ 22,091,762

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Balance Sheets

(continued)

	December 28, 2001	December 29, 2000

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Revolving lines of credit - current	$ 3,748,439	$ 5,943,587
Notes payable - related parties - current	2,189,637	1,888,700
Notes payable - current	5,194,171	5,707,151
Capital lease obligation - current	157,372	65,347
Accounts payable	2,305,883	3,131,620
Accrued expenses and other current liabilities	1,499,044	1,124,411
Total current liabilities	15,094,546	17,860,816

Notes payable - related parties	-	203,020
Notes payable	205,624	257,623
Capital lease obligation	10,485	128,199
Deferred compensation	565,231	625,357
Total liabilities	15,875,886	19,075,015

Stockholders' equity (deficit):
Common stock - authorized 500,000,000 shares without par value; stated value $0.01; issued 19,454,875 shares	194,549	194,549
Treasury stock at cost, 395,496 shares at December 28, 2001	(55,530)	-
Additional paid in capital	10,882,109	10,882,109
Accumulated deficit	(17,691,979)	(8,059,911)
Total stockholders' equity (deficit)	(6,670,851)	3,016,747
	$ 9,205,035	$ 22,091,762

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

United Shields Corporation

and Subsidiaries

Consolidated Statements of Operations

For the years ended	December 28, 2001	December 29, 2000	December 31, 1999

Net sales	$23,122,369	$24,819,545	$16,209,848
Cost of sales	20,468,461	20,958,611	12,763,454
Gross profit	2,653,908	3,860,934	3,446,394

Operating expenses:
Selling, general and administrative	3,677,699	3,484,660	2,947,966
Goodwill amortization	228,599	429,216	379,012
Impairment loss on goodwill	2,910,766	992,454	-
Impairment loss on property, plant and equipment	3,587,602	-	-
Total operating expenses	10,404,666	4,906,330	3,326,978

Income (loss) from operations	(7,750,758)	(1,045,396)	119,416

Other (income) expense:
Interest expense, net	1,305,253	1,521,351	1,090,455
Loss (gain) on sale of property and equipment	13,279	44,288	(20,875)
Other	562,778	17,023	(32,784)
Total other expense	1,881,310	1,582,662	1,036,796

Net loss	$(9,632,068)	$(2,628,058)	$(917,380)

Weighted average shares outstanding:

Basic and diluted	19,127,830	19,454,875	17,549,754

Net loss per common share - basic and diluted	$(0.50)	$(0.14)	$(0.05)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the years ended December 31,1999 , December 29, 2000 and December 28, 2001

	Common stock	Additional paid in capital	Treasury stock	Accumulated deficit	Total

Balance at December 25, 1998	$166,049	$9,442,672	-	$(4,514,473)	$5,094,248

2,850,000 shares of common stock issued in private offering	28,500	1,254,000	-	-	1,282,500
Net loss	-	-	-	(917,380)	(917,380)
Balance at December 31, 1999	194,549	10,696,672	-	(5,431,853)	5,459,368

560,000 stock options issued as compensation	-	91,666	-	-	91,666
Gain on restructuring of related party debt	-	93,771	-	-	93,771
Net loss	-	-	-	(2,628,058)	(2,628,058)
Balance at December 29, 2000	194,549	10,882,109	-	(8,059,911)	3,016,747

Purchase Treasury Stock - 395,496 shares	-	-	$(55,530)	-	(55,530)
Net loss	-	-	-	(9,632,068	(9,632,068)
Balance at December 28, 2001	$194,549	$10,882,109	$(55,530)	$(17,691,979)	$(6,670,851)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

FS-#

United Shields Corporation

and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended	December 28, 2001	December 29, 2000	December 31, 1999

Net cash flows provided by (used in) operating activities:
Net loss	$(9,632,068)	$(2,628,058)	$(917,380)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization - property and equipment	1,176,584	1,223,446	795,928
Amortization of goodwill, warrants and debt discount	370,963	572,596	555,953
Impairment loss on goodwill	2,910,766	992,454	-
Impairment loss on property, plant and equipment	3,587,602	-	-
Loss (gain) on sale of property and equipment	13,279	44,288	(20,875)
Stock options issued for compensation	-	91,666	-
Changes in working capital accounts, net of effect of subsidiary company purchased:
Accounts and other receivables	3,020,590	(393,136)	(570,343)
Inventories	1,006,218	(387,100)	(277,807)
Prepaid expenses	(84,696)	(22,957)	(22,291)
Deposits and other	34,158	(36,166)	22,184
Accounts payable	(825,694)	728,920	(7,019)
Accrued expenses and other current liabilities	314,465	277,664	(380,626)
Net cash provided by (used in) operating activities	1,892,167	463,617	(822,276)

Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(177,466)	(241,211)	(345,651)
Proceeds from sale of property and equipment	1,200	10,413	36,280
Acquisition of subsidiary company, net of cash acquired	-	-	(4,532,844)
Cash received from insurance policies	-	-	961,845
Decrease (increase) in restricted cash and s-t investments	944,395	-	(944,395)
Adjustment of subsidiary acquisition purchase price	-	229,500	-
Net cash used in investing activities	768,129	(1,298)	(4,824,765)

Cash flows provided by (used in) financing activities:
Borrowings under revolving lines of credit	292,800	276,499	2,328,244
Payments on revolving lines of credit	(2,487,948)	(589,799)	(42,904)
Borrowings under notes payable - related parties	-	200,000	390,515
Payments on notes payable - related parties	(45,375)	(282,636)	(40,000)
Borrowings on notes payable	162,427	350,528	4,605,006
Payments on notes payable	(727,406)	(629,537)	(2,311,223)
Payments on capital lease obligation	(33,304)	(59,996)	(211,726)
Purchases of Treasury Stock	(55,530)	-	-
Proceeds from issuance of common stock, net of expenses	-	-	1,282,500
Net cash provided by (used in) financing activities	(2,894,336)	(734,941)	6,000,412

-continued-

United Shields Corporation

and Subsidiaries

Consolidated Statements of Cash Flows

(continued)

For the years ended	December 28, 2001	December 29, 2000	December 31, 1999

Net increase (decrease) in cash	(234,040)	(272,622)	353,371
Cash at beginning of period	272,358	544,980	191,609
Cash at end of period	$38,318	$272,358	$544,980

Interest paid	$829,940	$1,342,961	$797,989
Income taxes paid (refunds received)	-	-	-

Supplemental non-cash disclosures:
Increase in equipment under capital lease	7,615	15,777	--
Increase in capital lease obligation	7,615	15,777	--
Increase in additional paid in capital - issuance of warrants and stock options	-	91,666	-
Increase in additional paid in capital - related party debt restructuring	-	93,771	-
Increase in common stock and additional paid in capital - debt conversions	-	-	-

Acquisition of subsidiary companies:
Assets acquired, including goodwill	-	-	10,098,388
Liabilities assumed	-	-	(5,565,544)
Net cash paid	$-	$-	$4,532,844

The accompanying Notes to Consolidated Financial Statement are an integral part of these statements.

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Company Description

United Shields Corporation ("USC" or the "Company") is a Cleveland, TN based holding company that owns The HeaterMeals Company ("HMC"), which manufactures and markets patented, portable electrochemical heaters and a line of shelf-stable meals that incorporate such heaters. The Company also owns Pittsfield Mold & Tool, Inc. (PMT) and R.P.Industries, Inc. (RPI), both of which are engaged in the production of molded plastic components and finished products of original equipment manufacturers.

b.  Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant inter-company balances and transactions have been eliminated in consolidation.

c.  Accounting Period

The Company's accounting period is a 52/53-week fiscal year. All accounting periods end on a Friday. The year ends on the last Friday of the calendar year.

d.  Inventories

Inventories are stated at the lower of FIFO (first-in, first-out) cost or market.

e.  Property, Plant and Equipment

Property, plant and equipment are stated at cost.  Depreciation of plant and equipment is computed using the straight-line method over a 20 - 39 year period for plant and 3-10 year periods for equipment.  Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized.  Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for The Impairment of Long-Lived Assets, the Company evaluates property, plant and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable by comparing the carrying value to estimated undiscounted future operating cash flows.  The amount of impairment, if any, is measured based on the estimated fair value of the assets.

f.  Goodwill

Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized using the straight-line method over the expected period to be benefited, which is 15 years.  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for The Impairment of Long-Lived Assets, the Company evaluates its goodwill on an on-going basis to determine potential impairment by comparing the carrying value to the estimated undiscounted future operating cash flows of the acquired operation.

The amount of goodwill impairment, if any, is measured based on the projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.  The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

g.  Deferred Compensation

Two un-funded salary continuation agreements have been executed with respect to two former officers of RPI. The Company has recorded the approximate present value of the salary continuation obligation as of December 28, 2001 and December 29, 2000

h.  Advertising Costs

Advertising costs are charged to expense as incurred.  Advertising costs were not material for each of the three fiscal years in the period ended December 28, 2001.

i.  Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

j.  Stock Option Plan

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock options.  As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

k.  Use of Estimates in Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

l.   Net Loss Per Share

The Company’s basic net loss per share amount has been computed by dividing net loss by the weighted average number of outstanding common shares. The Company’s diluted net loss per share gives effect to all dilutive common stock equivalents outstanding during the period. Common stock equivalents include shares issuable upon exercise of the Company’s stock options and stock purchase warrants. The dilutive effect, if any, of an aggregate of 9,230,000, 9,935,000 and 9,462,875 common stock equivalents was not included in the weighted average number of shares for the years ended December 28, 2001, December 29, 2000 and December 31, 1999, respectively, because their effect would have been anti-dilutive.

m.  Fair Value of Financial Instruments

The carrying value of financial instruments approximates fair market value.

n.  Comprehensive Income

On January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income.  SFAS No. 130 established standards for reporting and presentation of comprehensive income and its components in a full set of financial statements.  Comprehensive income includes all changes in a company's equity during the period that result from transactions and other economic events other than transactions with its stockholders.  The Company does not presently have any significant comprehensive income items other than its net loss.

o.  Derivative Instruments

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities", subsequently amended by the issuance of SFAS No.137, which establishes standards for reporting and disclosure of derivative and hedging instruments.

SFAS No. 133 is now effective for financial statements for annual periods beginning after June 15, 2000.  The Company is not affected by this standard because the Company has no derivative or hedging financial instruments.

p.  Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets.  SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142.  Major provisions of this Statement and the effective date for the Company are as follows:

•

Goodwill, as well as tangible assets with indefinite lives, acquired after June 30, 2001 will not be amortized.  Effective December 29, 2001, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

•

Effective December 29, 2001, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

•

All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

Management does not believe that this Statement will have a material impact on the Company's future financial position or results of operations.

In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  This Statement supercedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and Accounting Principles Board (APB) Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion).  The Statement is effective for fiscal years beginning after December 15, 2001.  This Statement retains the requirements of SFAS 121 related to long-lived assets impairment loss recognition and measurement, but removes goodwill and certain intangibles from its scope.  The Statement also requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operation to include more disposal transactions.  See Note 14 for management’s estimate of asset impairment losses related to PMT and RPI at December 28, 2001.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

2.

INVENTORIES

Inventories consisted of the following components as of December 28, 2001 and December 29, 2000:

	2001	2000
Raw materials	$822,703	$1,403,202
Work-in-process	15,934	222,544
Finished goods	757,805	976,914
	$1,596,442	$2,602,660
	========	========

3.

RESTRICTED SHORT-TERM INVESTMENTS

Restricted short-term investments are comprised of six-month corporate commercial paper that is classified as available-for-sale. The carrying value of this investment approximates fair market value.

4.

EMPLOYEE BENEFITS

During 2001, the Company entered into a qualified defined contribution 401(k) plan covering all employees who meet eligibility requirements. The Company will contribute $.25 for each $1 of employee contributions up to 3% of compensation. Contributions to the plan for the year ended December 28, 2001 were approximately $ 21,000. It is the Company’s policy to fund these costs as they accrue.

5.

GOODWILL

Goodwill and accumulated amortization consisted of the following amounts as of December 28, 2001 and December 29, 2000:

	2001	2000
Goodwill	$1,516,687	$5,313,358
Accumulated amortization	(417,090)	(1,075,324)
	$1,099,597	$4,238,034
	========	========

The Company recorded goodwill of $1,516,687 and $3,796,671 in 1997 in connection with the acquisition of HMC and RPI, respectively. In 1999, the Company recorded goodwill of $ 1,276,406 relating to the acquisition of PMT and in 2000, adjusted the balance by $229,500.

Based upon PMT’s results of operations in 2000 and its prospects for 2001, the Company concluded that the subsidiary’s estimated undiscounted future operating cash flows did not justify the continued existence of goodwill. As a result, the subsidiary's goodwill balance of $955,232 was written off at December 29, 2000 and included in the Consolidated Statement of Operations as an impairment loss on goodwill.  Other goodwill of $37,222 was also written off.

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

Based on the significant decline in RPI's year-to-date 2001 operating results thru June compared to prior years, and on projections for the next twelve months that had been revised significantly downward, the Company concluded that the subsidiary's estimated undiscounted future operating cash flows did not justify the continued existence of goodwill.  Therefore, the subsidiary's goodwill balance of $2,910,766 was written off at June 29, 2001 and included in the Consolidated Statement of Operations as an impairment loss on goodwill.

Goodwill represents 12% and 19% of total assets at December 28, 2001 and December 29, 2000, respectively.

6.

NOTES PAYABLE-RELATED PARTIES

Notes payable to related parties consisted of the following as of December 28, 2001 and December 29, 2000:

	2001	2000
NAVICAP and Affiliates Loan (stockholders) – 12% interest payable quarterly, unsecured, due October 30, 2003	$546,562	$546,562

Trinity Capital Group/Frey Loan (majority stockholder) – 12% interest payable quarterly, conversion feature @ $0.14/share, unsecured, due October 30, 2003	1,203,054	1,203,054

Trinity Capital Group/Frey Loan (majority stockholder)-12% interest, secured by PMT accounts receivable and inventory, principal and interest due August 8, 2000	150,000	175,000

Trinity Capital Group/ Frey Demand Loan (majority stockholder)- 12% interest payable quarterly, unsecured	298,181	298,181

Tully Group Loans – (stockholders), 0% interest, principal payable monthly, unsecured, due February 2002	211,323	231,698
	2,409,120	2,454,495
Unamortized warrants/debt discount	(219,483)	(362,775)
	2,189,637	2,091,720
Current portion	(2,189,637)	(1,888,700)
	$-0-	$203,020

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

All of the above notes have been classified as current in the Company’s Consolidated Financial Statements at December 28, 2001 since the Company has defaulted on principal and interest payments totaling approximately $1,071,000. All related party notes with the exception of the NAVICAP and Affiliates Loan were treated in the same manner at December 29, 2000 due to defaults on principal and interest payment totaling $584,376.

7.

NOTES PAYABLE AND REVOLVING LINES OF CREDIT

On May 3, 2000,an existing HMC Revolving Line of Credit Agreement (“RLCA”) with a financial institution was replaced with a new one that (i) permits borrowings up to $400,000 pursuant to a formula based on eligible accounts receivable and inventories, (ii) provides for a maturity date of May 3, 2001, (iii) provides for an adjustable interest rate that is 1.25% over the lender’s prime rate, and (iv) gives the lender a security interest in substantially all the assets of HMC.  The outstanding RLCA balances at December 28,2001 and December 29, 2000 were $296,599 and $307,133, respectively.  Subsequent to December 29, 2000, the RLCA was amended as to the interest rate provision. Effective February 1, 2001, the adjustable interest rate was reduced to the bank’s prime lending rate (4.75% at December 28, 2001).

On May 3, 2000, HMC executed a new promissory note with the same financial institution that provided the revolving line of credit discussed above. The $350,528 note matures May 3, 2005, bears interest at a fixed rate of 9.75% and requires monthly payments of principal and interest. Substantially all of HMC’s assets are pledged as collateral for the loan. The balance of the note at December 28, 2001 and December 29, 2000 was $250,828 and $318,044, respectively. Subsequent to December 29, 2000, the interest rate provision of the note was changed to a variable rate of .25% above the bank’s prime lending rate (5.0% at December 28, 2001).

On September 21, 2001, HMC executed a new promissory note with the same institution as above for $35,075. The note is secured by equipment, matures September 21, 2004, carries a 7.5% fixed rate and requires monthly payments of principal and interest. The balance of the note at December 28, 2001 was $33,367.

The Company renewed a $200,000 bank line of credit through March 2003 at the bank’s base rate. Another $200,000 bank line of credit was extended through June 2002. The lines are secured by the personal guaranty of a related party.

The aggregate maturities of Notes Payable and Revolving Lines of Credit   for each of the five years subsequent to December 28, 2001, are as follows: 2002, $8,942,610; 2003, $205,624; 2004, $0; 2005, $0; and 2006,

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

8.

DEFAULT UPON SENIOR SECURITIES AND FORECLOSURE BY LENDERS

The Company is in violation of certain debt coverage covenant requirements included in several non-related party loan agreements.  In addition, the Company is delinquent in the payment of principal and interest on several loans payable to non-related parties.  As a result, loans totaling $8,335,297 are in default and the outstanding loan balances are classified as current in the accompanying financial statements.  See Note 18.

9.

BUSINESS SEGMENTS

The Company had the following two reportable segments at year-end:  Plastic Injection Molding and Specialty Products. The Plastic Injection Molding segment consists of the Company's RPI and PMT subsidiaries which are engaged in the production of molded plastic components and finished products for original equipment manufacturers who operate in the personal care, construction, electronics, healthcare, home products and juvenile products industries.  The Specialty Products segment consists of the Company's HMC subsidiary and manufacturers and markets patented, portable electrochemical heaters and a line of shelf-stable meals that incorporate such heaters.

The accounting policies used to develop segment information correspond to those described herein. Segment profit or loss is based on profit or loss from operations before income taxes. There are no sales or transfers of inventories or human capital between segments. The reportable segments are distinct business units operating in different industries. They are separately managed, with separate marketing, manufacturing and distribution systems.

The following information about the two segments is for the year ended December 28, 2001:

	Plastic Injection Molding	Specialty Products	Totals

Revenues from external customers	$14,185,498	$8,936,871	$23,122,369
Interest expense, net (1)	816,279	53,418	869,697
Depreciation and amortization	1,074,907	98,005	1,172,912
Segment profit (loss)	(8,848,173)	224,970	(8,623,203)
Segment assets	5,625,181	3,417,634	9,042,815
Expenditures for segment assets	99,628	77,838	177,466

Reconciliation to Consolidated Amounts:	Revenues	Profit (loss)	Assets

Totals for reportable segments	$23,122,369	$(8,623,203)	$9,042,815
Corporate headquarters	-	-	162,220
Unallocated corporate headquarters expense (2)	-	(1,008,865)	-
Total consolidated amounts	23,122,369	$(9,632,068)	$9,205,035

Reconciliation to Consolidated Amounts:	Interest expense, net	Depreciation and Amortization

Totals for reportable segments	$869,697	$1,172,912
Other	-	-
Elimination of inter-segment profit (loss)	-	-
Unallocated corporate headquarters expense (2)	435,556	3,672
Total consolidated amounts	$1,305,253	$1,176,584

The following information about the two segments is for the year ended December 29, 2000:

	Plastic Injection Molding	Specialty Products	Totals
Revenues from external customers	$18,541,382	$6,278,163	$24,819,545
Interest expense, net (1)	1,025,515	46,180	1,071,695
Depreciation and amortization	1,134,159	85,615	1,219,774
Segment profit (loss)	(1,687,880)	318,871	(1,369,009)
Segment assets	18,224,040	3,528,296	21,752,336
Expenditures for segment assets	192,698	64,288	256,986

Reconciliation to Consolidated Amounts:	Revenues	Profit (loss)	Assets
Totals for reportable segments	$24,819,545	$(1,369,009)	$21,752,336
Corporate headquarters	-	-	339,426
Unallocated corporate headquarters expense (2)	-	(1,259,049)	-
Total consolidated amounts	$24,819,545	$(2,628,058)	$22,091,762

Reconciliation to Consolidated Amounts:	Interest expense, net	Depreciation and amortization

Totals for reportable segments	$1,071,695	$1,219,774
Other	-	-
Elimination of inter-segment profit (loss)	-	-
Unallocated corporate headquarters expense (2)	449,656	3,672
Total consolidated amounts	$1,521,351 =======	$1,223,446 ========

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

The following information about the two segments is for the year ended December 31, 1999:

	Plastic Injection Molding	Specialty Products	Totals

Revenues from external customers	$10,383,111	$5,826,737	$16,209,848
Interest expense, net (1)	574,480	99,602	674,082
Depreciation and amortization	714,602	77,654	792,256
Segment profit (loss)	(320,026)	488,346	168,320
Segment assets	19,851,540	3,505,728	23,357,272
Expenditures for segment assets	316,443	29,208	345,651

Reconciliation to Consolidated Amounts:	Revenues	Profit (loss)	Assets

Totals for reportable segments	$16,209,848	$168,320	$23,357,272
Corporate headquarters	-	-	840,082
Elimination of inter-segment profit (loss)	-	-	-
Unallocated corporate headquarters expense (2)	-	(1,085,700)	-
Total consolidated amounts	$16,209,848	$(917,380)	$24,197,354

Reconciliation to Consolidated Amounts:	Interest expense, net	Depreciation and amortization

Totals for reportable segments	$674,082	$792,256
Other	-	-
Elimination of inter-segment profit (loss)	-	-
Unallocated corporate headquarters expense (2)	416,373	3,672
Total consolidated amounts	$1,090,455	$795,928

(1) Interest expense, net for the Company’s Specialty Products segment includes non-cash warrant amortization of $-0-, $-0- and $57,226 for the years ended December 28,2001, December 29, 2000 and December 31, 1999, respectively.

(2) Interest expense, net for the Company’s corporate headquarters includes non-cash warrant and debt discount amortization of $158,402, $143,376 and $119,715 for the years ended December 28, 2001, December 29, 2000 and December 31, 1999, respectively.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

10.  LEASE OBLIGATIONS

The Company acquired a capital lease as part of the PMT acquisition in September 1999. The lease expires August 2003. HMC capitalized new equipment leases in 2000 and 2001. The leases expire in December 2004 and February 2005, respectively.

At December 28, 2001 and December 29, 2000, the gross amount of equipment and related accumulated amortization recorded under all capital leases were as follows:

	2001	2000
Equipment	$194,039	$345,072
Less: accumulated amortization	(8,041)	(60,381)
	$185,998 ========	$284,691 ===========

Amortization of equipment held under all capital leases is included with accumulated depreciation in the Consolidated Financial Statements.

Following is a schedule by years of future minimum lease payments under the 1999 PMT and 2000/2001 HMC capital leases together with the present value of the net minimum lease payments as of December 28, 2001:

2002	115,768
2003	63,418
2004	6,865
2005	502
Total minimum lease payments	186,553
Less: Interest at Company's incremental borrowing rate	18,696
Present value of minimum lease payments	167,857
Current portion	157,372
Long-term portion	$10,485 ======

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

The Company leases a manufacturing facility, a warehouse, office space and certain equipment under non-cancelable operating leases that expire on various dates through December 2004. The aggregate minimum lease payments under these leases are as follows:

2002	213,915
2003	44,771
2004	12,000
$270,686 =======

The operating lease included above relative to the HMC manufacturing facility contains an early lease termination privilege provided that HMC provides three months notice of its intent to cancel the lease on July 31 or December 31 of each year.  The aggregate future minimum lease payments include the HMC manufacturing facility lease payments without regard to the early termination privilege.

The operating leases included above relative to a PMT molding machine and corporate office space are with a related party.

Total rent expense was approximately $256,260, $370,695 and $253,000 in 2001, 2000 and 1999, respectively.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

11.

PRIVATE PLACEMENT OF SECURITIES, STOCK OPTIONS AND STOCK PURCHASE WARRANTS

In 1998, the Company's stockholders and Board of Directors approved the adoption of the 1998 Long-Term Incentive Plan (“1998 LTIP”) pursuant to which the Company’s Board of Directors may grant stock options, stock appreciation rights and stock awards to officers and key employees.  No specific number of shares were reserved for issuance under the 1998 LTIP.  Subject to other maximums depending on the type of issuance under the 1998 LTIP, the maximum number of shares of common stock that may be delivered to any participant is 1,500,000 shares.  Stock options and stock appreciation rights are granted with an exercise price at least equal to the underlying common stock’s fair market value at the date of grant.  Stock options issued under the 1998 LTIP have three or five-year terms and may be either exercisable immediately or ratably over the terms, both of which are determined by the Board of Directors.

The per share weighted-average fair value of stock options outstanding at December 29, 2000 and December 31, 1999 was $0.04 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield of 0%, risk-free interest rate of 6.1% and 5.0%, respectively, expected life of 2.7and 2.6 years, respectively, and a volatility assumption of 60% and 75%, respectively. No stock options were issued during the year ended December 28, 2001.

The Company applies APB Opinion No. 25 in accounting for the 1998 LTIP and, accordingly, no compensation cost has been recognized for its stock options in the financial statements.  Had the Company determined compensation cost based on the fair value at the date of grant under SFAS No. 123, the Company’s net loss and net loss per share would have been increased to the pro forma amounts indicated below:

		2001	2000	1999
Net loss	As reported	$(9,632,068)	(2,628,058)	$ (917,380)
	Pro forma	$(9,632,068)	(2,650,458)	(1,012,592)

Net loss per share	As reported	$(0.50)	$(0.14)	$(0.05)
(Basic and diluted)	Pro forma	$(0.50)	$(0.14)	$(0.06)

Since certain of the stock options are subject to three-year vesting periods, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the stock options' vesting period.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

Stock option activity for the years ended December 28, 2001, and December 29, 2000 was as follows:

	Number of Shares	Weighted-Average Exercise Price
Balance at December 31, 1999	2,675,000	0.69
Granted	560,000	0.30
Forfeited	(50,000)	0.50
Balance at December 29, 2000	3,185,000	0.63
Granted	0	0.0
Forfeited	(705,000)	2.03
Balance at December 28, 2001	2,480,000 =========	0.58

At December 28, 2001, the range of exercise prices and weighted-average remaining contractual life of outstanding options were $0.30 - $1.50 and 1.4 years, respectively. At December 29, 2000, the range of exercise prices and weighted-average remaining contractual life of outstanding options were $0.30 - $3.75 and 2.2 years, respectively

At December 28, 2001, the number of options exercisable and the weighted-average exercise price of those options were 2,380,000 and $0.56, respectively. At December 29, 2000, the number of options exercisable and the weighted-average exercise price of those options were 2,987,667 and $0.60, respectively.

During 1998, the Company issued a stock purchase warrant to Frey to purchase 6,000,000 shares of the Company’s common stock at $0.14 per share.  The warrant expires in 2003.  Frey also has 500,000 warrants exercisable at $4.00 per share.  These warrants expire in 2003.  A non-related party holds an additional 250,000 warrants exercisable at $4.00 per share.  These warrants expire in 2002.

During 1998, the Company granted to T.J. Tully an option to purchase 500,000 shares of the Company's common stock with an exercise price of $0.50 per share pursuant to the Company's 1998 LTIP. The option expired in 2001.

On September 29, 1999, the Board authorized the issuance of 250,000 common stock options with an exercise price of $1.00 to the Kirchner Family Nominee Trust (KFNT). The KFNT options were issued pursuant to the PMT Stock Purchase Agreement. The options vest ratably over a five-year period and expire in 2004.

During 1999, the Company completed a private placement of securities in which it sold 2,850,000 shares of the Company’s common stock at $0.45 per share. Net proceeds of $1,282,500 were used in the PMT acquisition and for current operations.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

During 2000, the Board of Directors approved the grant of a new non-qualified stock option under the Company 1998 LTIP to Donald T. Zimmerman, President of HMC. Under the terms of the grant, Mr. Zimmerman has the option to buy 560,000 shares of the Company’s common stock at $0.30 per share through February 9, 2005. The purpose of the grant was to honor, satisfy and offset USC’s $91,666 contractual compensation payment due Zimmerman since December 1998 pursuant to his employment agreement with USC. The transaction was recorded as a reduction of USC’s liability to Zimmerman and as additional paid in capital (a non-cash transaction).

12.

INCOME TAXES

No income tax benefits attributable to the losses from continuing operations were recorded in the years ended December 28, 2001, December 29, 2000 and December 31, 1999 as a result of the uncertainty associated with the realization of these deferred tax assets.  A reconciliation of the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax loss from continuing operations is as follows:

	2001	2000	1999
Computed expected tax benefit	(3,274,903)	$(861,658)	$(311,909)
Amortization of goodwill	1,067,265	145,993	132,203
Increase in cash surrender value of life insurance	-	-	(36,873)
Other	-	108,209	(31,429)
Change in the beginning-of-the-year balance of the valuation allowance	2,207,638	607,456	248,008
	$ - =======	$ -=======	$ - =======

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 28, 2001, December 29, 2000 and December 31, 1999 are presented below:

	2001	2000
Deferred tax liabilities:
Depreciation	-	$(107,671)

Deferred tax assets:
Depreciation and impairment of property, plant and equipment	1,072,833
Accrued expenses	27,030	-
Acquisition expenses	185,539	185,539
Deferred compensation	213,272	220,458
AMT credit carryforward	33,463	33,463
Tax credit carryforward	343,371	343,371
Net operating loss carry-forward	3,439,752	2,617,514
Allowance for bad debts	220,170	35,118
Total gross deferred tax assets	5,535,430	3,435,463
Valuation allowance	(5,535,430)	(3,327,792)
Net deferred tax assets	-	107,671
Net deferred tax components	$ -	$ -

For tax reporting purposes, the Company has approximately $33,000 of alternative minimum tax (AMT) credits available for an indefinite period.  The net operating loss of approximately $9,400,000 can be carried forward and used to reduce future taxable income through 2021.  Additionally, tax credits of approximately $343,000 can be carried forward and these credits begin to expire in 2005 at a rate of approximately $48,000 per year.  The utilization of credits and losses will be limited due to federal tax laws involving greater than 50% ownership changes and consolidated return regulations.

The valuation allowance for deferred tax assets as of December 28, 2001 and December 29, 2000 was $5,535,430 and$3,327,792, respectively.  The net change in the total valuation allowance for the years ended December 28, 2001 and December 29, 2000 was an increase of $2,207,638, $607,456 and $248,008, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $11,000,000 before the expiration of the net operating loss carry forwards in 2021.  The Company incurred taxable losses of $2,500,845 and $2,554,447 for the years ended December 28, 2001 and December 29, 2000, respectively.  Based upon the level of historical taxable losses and uncertainty regarding the generation of taxable income over periods which the deferred tax assets are deductible, management believes that it is not more likely than not that the Company will realize the benefits of these deductible differences, net of the deferred tax liabilities at December 28, 2001. Accordingly, a valuation allowance of $5,535,430 has been provided against the net deferred tax assets at December 28, 2001. The amount of the deferred tax asset that is not considered realizable, however, could be increased in the near term if estimates of future taxable income during the carry forward period are increased. Approximately $640,000 of the valuation allowance relates to deferred tax assets of the acquired subsidiaries of the Company.

13.

ACQUISITIONS

In September 1999, the Company acquired all of the outstanding stock of PMT for $5,650,000.  Simultaneously, the Company purchased from the prior PMT shareholders the real property upon which its plant is located for a total purchase price of $3,125,000.  The purchase price consisted of $4,825,000 in cash and $3,950,000 in notes.  The cash portion of the purchase price consisted of $4,137,799 in bank loans and $687,201 in working capital obtained through a 1999 common stock private placement offering.  The acquisition was accounted for as a purchase; accordingly, the purchase price was allocated to the assets and liabilities based on their estimated value as of the date of acquisition. The results of PMT's operations have been included in the Consolidated Statements of Operations from the date of the acquisition.

The following table summarizes, on an unaudited pro forma basis, the estimated consolidated results of the Company and PMT assuming the acquisition had occurred on January 1, 1999.  These results include certain pro forma adjustments, primarily goodwill amortization and interest expense, and are not necessarily indicative of what results would have been had the Company owned PMT during the periods presented:

1999
Net sales	$24,099,226
Net loss	(189,888)

Net loss per common share:
Basic and diluted	$(0.01)

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

14.

IMPAIRMENT LOSS ON PROPERTY, PLANT AND EQUIPMENT AND GOODWILL

The impact on PMT and RPI of the loss of a significant customer (PMT) and the reduction in orders from existing customers (PMT & RPI), caused management to conclude that the market value of the assets of these subsidiaries was impaired at December 28, 2001. As a result, the decision was made to write down the real estate and equipment of PMT and RPI to estimated net realizable value. This decision resulted in a 4th quarter $3,187,602 charge against earnings that is classified in the Consolidated Statement of Operations as an impairment loss on property, plant and equipment.  A $400,000 impairment charge had previously been recorded in the 3rd quarter by PMT.

Based on the significant decline in RPI's year-to-date 2001 operating results thru June compared to prior years, and on projections for the next twelve months that had been revised significantly downward, the Company concluded that the subsidiary's estimated undiscounted future operating cash flows did not justify the continued existence of goodwill.  Therefore, the subsidiary's goodwill balance of $2,910,766 was written off at June 29, 2001 and included in the Consolidated Statement of Operations as an impairment loss on goodwill.

15.

LEGAL PROCEEDINGS

On March 30, 2001, the Company filed suit, seeking legal and equitable remedies, against the former owners of PMT for breach of contract, fraud, mutual mistake of fact, promissory estoppel and conversion related to the Company's acquisition of PMT.  The case was originally filed in the Hamilton County, Ohio Court of Common Pleas and is captioned United Shields Corporation vs. Kirchner, et al. The Company’s claims against the defendants are for damages sustained as a result of the Company’s overpayment in the purchase of PMT, in light of the subsequently discovered misrepresentations and omissions which were made by the defendants prior to the sale, as well as for damages in the amount of $250,000 for a letter of credit wrongly converted by the defendants. Contemporaneously with the filing of the lawsuit, the Company gave notice to the defendants that payments to the defendants pursuant to a Promissory Note (originally delivered to them by the Company as part of the purchase price) were being suspended as a result of the defendants’ misrepresentations and omissions.  In response to the Company’s Complaint, the defendants removed the case to the United States District Court, Southern District of Ohio (Case No. C-1-01-267) and filed a counter-claim against the Company based upon allegations that the Company failed to make payments in the amount of $1,394,006 on the Promissory Note between the defendants and the Company and on allegations that the Company failed to pay to the defendants monies due pursuant to an Earn Out Agreement between the parties.  At this point, discovery has been commenced by all parties and trial is currently scheduled for September 2003.

A lawsuit was filed against the Company in November 2001 in the Circuit Court of Chesterfield County, Virginia by Granville Valentine III, former President of R.P. Industries, Inc., for breach of his employment contract. The suit is captioned Granville G. Valentine, III, vs. R.P. Industries, Inc., et al., including United Shields Corporation.  Mr. Valentine was claiming monetary damages in the amount of approximately $450,000.  On or about December 2, 2002, United Shields and R.P. Industries entered into an agreement with Mr. Valentine whereby Mr. Valentine released United Shields and R.P. Industries from all claims in exchange for payment of an immaterial amount.

A series of lawsuits have been filed against the Company in the Circuit Court for the County of Henrico, Virginia by James R.V. Daniel for nonpayment of amounts due him according to a Salary Continuation Agreement entered into by RPI and guaranteed by the Company. Pursuant to such agreement, RPI is obligated to pay Mr. Daniel approximately $615,000.  The Company is defending itself against the claims made in the suit and attempting to settle such claims.

In December 2001, Hart Metals, Inc. filed a lawsuit against The HeaterMeals Company, as successor to Zestotherm, Inc., in the United States District Court for the Middle District of Pennsylvania. Hart Metals is seeking damages for unpaid invoices in the amount of $171,187.50, plus interest, attorneys’ fees and costs.  HeaterMeals is defending itself against the suit on the basis of the defective nature of the material supplied by Hart Metals and has filed a counterclaim for increased costs of production in 2001 in the amount of approximately $200,000.

The Company is involved in various litigation and other routine matters which are incident to the Company’s business. In the opinion of management, the ultimate disposition of such litigation and other matters will not have a material effect upon the Company’s financial statements.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

16.

REVERSAL OF SALE OF SUBSIDIARY

The Company entered into a Share Purchase Agreement on September 5, 2001, wherein it agreed to transfer 75% of the outstanding shares of RPI to an unrelated buyer for $1 and a $1,550,000 Promissory Note from the subsidiary payable in installments through June 30, 2010. Final consummation of the Agreement was contingent upon the approval of RPI’s lender and the ability of the buyer to obtain financing that would pay off the lender, who threatened foreclosure. In October 2001, the Company decided to record the transaction as a sale since the buyer had assumed day-to-day operational responsibility for RPI and it appeared that the buyer would be able to meet the refinancing requirement. However, due to the continued deterioration of the economy and RPI’s business, the buyer was unable to close the anticipated refinancing transaction, thereby necessitating a reversal of the transaction. As a result, the accompanying Consolidated Financial Statements include RPI’s financial results as of and for the twelve months ended December 28, 2001. In addition, the Company guarantees this lender's debt and various other debt of RPI (see Notes 8 and 15).

17.

BUSINESS AND CREDIT CONCENTRATIONS

HMC's primary line of business, flameless ration heaters, which it sells through prime contractors to the United States Department of Defense for their "Meals Ready-To-Eat" operations, can be impacted by the United States Defense Budget.  If the United States significantly reduces its budget allocations for defense expenditures, or alters its operations for individual ration feeding programs, the Company's sales may be adversely affected.  Over the previous two years, however, the United States Defense Supply Center requirements have increased, and the Company's sales of flameless ration heaters have grown. Sales to the Defense Supply Center approximated 25%, 16% and 23% of the Company's total net sales for 2001, 2000 and 1999, respectively. As of December 28,2001, accounts receivable from this prime contractor was $539,514.

18.

GOING CONCERN AND SUBSEQUENT EVENTS

The accompanying Consolidated Financial Statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has not been able to secure sufficient equity capital to date, has sustained significant net losses since 1997, and is in default, including payment default, on most of its debt.

Five secured non-related party lenders who are owed a total of $5,813,455 and $2,521,842 by PMT and RPI, respectively, at December 28, 2001, accelerated their loans subsequent to year-end and foreclosed on the collateral securing their loans in 2002.

FS-#

United Shields Corporation

and Subsidiaries

Notes to Consolidated Financial Statements

The Company has guaranteed the debt of two of PMT's secured lenders. Notes owed to those lenders at December 28, 2001 totaled $4,461,548.  Management estimates that a deficiency of approximately $1,800,000 will result from the forced liquidation of the collateral securing this debt.  The Company has also guaranteed debt of R.P. Industries, Inc. totaling $2,521,842 at December 28, 2001. The lender foreclosed on the loan in late spring 2002 when it became evident that a non-related party who intended to buy RPI was not going to be able to arrange a refinancing. Management estimates that a deficiency of $300,000 to $500,000 will result from the forced liquidation of the collateral securing this debt.  In view of these circumstances, management has discontinued the operations of PMT and RPI and is in the process of liquidating these subsidiaries.

On August 15, 2002, the Company entered into an agreement to sell the HMC operation and certain of its assets.

As is evidenced by the above, the Company is in the process of liquidation.

FS-#

Unaudited Consolidated Financial Statements

The HeaterMeals Company

(a wholly-owned subsidiary of United Shields Corporation)

September 27, 2002, December 28, 2001 and December 29, 2000

FS-#

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

BALANCE SHEETS

(Unaudited)

	September 27, 2002	December 28, 2001	December 29, 2000
ASSETS

CURRENT ASSETS
Cash	$43,452	$26,708	$-
Accounts receivable - trade, net of allowance for doubtful
accounts of $16,455 at September 27, 2002 and
December 28, 2001, and $14,375 at December 29, 2000	523,522	751,012	606,723
Inventories	781,003	1,126,284	1,300,487
Prepaid expenses	8,987	22,916	14,630
Total Current Assets	1,356,964	1,926,920	1,921,840

FURNITURE, FIXTURES AND EQUIPMENT, at cost	727,280	699,482	614,029
Less accumulated depreciation	414,345	333,648	235,994
	312,935	365,834	378,035

OTHER ASSETS
Goodwill, net of accumulated amortization of $417,091
at September 27, 2002 and December 28, 2001, and
$315,978 at December 29, 2000	1,099,597	1,099,597	1,200,710
Other	38,141	25,283	31,095
Total Other Assets	1,137,738	1,124,880	1,231,805

	$2,807,637	$3,417,634	$3,531,680

FS-#

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

BALANCE SHEETS (continued)

(Unaudited)

LIABILITIES	September 27, 2002	December 28, 2001	December 29, 2000
AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit	$-	$296,599	$307,133
Current portion of long-term debt	-	250,828	67,216
Current portion of capital lease obligations	5,910	17,253	2,878
Accounts payable	479,822	723,986	418,032
Accounts payable - parent	197,438	140,438	27,047
Accrued liabilities	548,181	83,756	255,242
Total Current Liabilities	1,231,351	1,512,860	1,077,548

CAPITAL LEASE OBLIGATIONS, less current portion	5,794	31,990	10,299

LONG-TERM DEBT, less current portion	-	-	250,828

Total Liabilities	1,237,145	1,544,850	1,338,675

STOCKHOLDERS' EQUITY
Preferred stock - $0.10 par value, 2,000,000 shares
authorized, no shares issued or outstanding	-	-	-
Common stock - $0.01 par value, 10,000,000 shares
authorized, 1,943,420 shares issued and outstanding	19,434	19,434	19,434
Additional paid-in capital	2,292,259	2,292,259	2,292,259
Accumulated deficit	(741,201)	(438,909)	(118,688)
Total Stockholders' Equity	1,570,492	1,872,784	2,193,005

	$2,807,637	$3,417,634	$3,531,680

FS-#

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

STATEMENT OF EARNINGS

(Unaudited)

For the Nine Months Ended September 27, 2002 and the Years Ended

December 28, 2001 and December 29, 2000

	September 27, 2002	December 28, 2001	December 29, 2000

Revenues	$6,547,982	$8,936,871	$6,278,163

Cost of goods sold	5,412,882	7,564,557	5,038,402

Gross profit	1,135,100	1,372,314	1,239,761

Selling, general and administrative expenses	779,461	1,089,831	908,393

Operating profit	355,639	282,483	331,368

Other income (expense):
Interest expense	(15,324)	(53,418)	(46,180)
Management fee to buyer	(182,352)	-	-
Other	11,808	(4,095)	33,683
	(185,868)	(57,513)	(12,497)

Earnings before income taxes	169,771	224,970	318,871

Income taxes:
Current expense	57,000	138,368	94,730
Deferred benefit	-	(20,944)	(67,683)
	57,000	117,424	27,047

NET EARNINGS	$112,771	$107,546	$291,824

FS-#

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

For the Nine Months Ended September 27, 2002 and the Years Ended December 28, 2001

and December 29, 2000

			Additional		Total
	Preferred	Common	Paid-in	Accumulated	Stockholders'
	Stock	Stock	Capital	Deficit	Equity

Balance at December 31, 1999	$-	$19,434	$2,292,259	$(29,171)	$2,282,522

2000 net earnings	-	-	-	291,824	291,824

2000 distributions	-	-	-	(381,341)	(381,341)

Balance at December 29, 2000	-	19,434	2,292,259	(118,688)	2,193,005

2001 net earnings	-	-	-	107,546	107,546

2001 distributions	-	-	-	(427,767)	(427,767)

Balance at December 28, 2001	-	19,434	2,292,259	(438,909)	1,872,784

2002 YTD net earnings	-	-	-	112,771	112,771

2002 YTD distributions	-	-	-	(415,063)	(415,063)

Balance at September 27, 2002	$-	$19,434	$2,292,259	$(741,201)	$1,570,492

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

STATEMENTS OF CASH FLOWS

(Unaudited)

For the Nine Months Ended September 27, 2002 and the Years Ended December 28, 2001

and December 29, 2000

	September 27, 2002	December 28, 2001	December 29, 2000

Cash flows provided by (used in) operating activities:
Net earnings	$112,771	$107,546	$291,824
Adjustments to reconcile net earnings to net cash provided
by (used in) operating activities:
Depreciation and amortization	80,697	198,789	186,552
Changes in assets and liabilities:
Accounts receivable	227,490	(144,289)	298,986
Inventories	345,281	174,203	(505,147)
Prepaid expenses	13,929	(8,286)	(11,737)
Other assets	(12,858)	5,812	(16,709)
Accounts payable	(244,164)	309,338	(137,453)
Accounts payable - parent	57,000	113,391	27,047
Accrued liabilities	464,425	(171,486)	66,103
Net cash provided by operating activities	1,044,571	585,018	199,466

Cash flows used in investing activities:
Capital expenditures for property and equipment	(27,798)	(42,733)	(48,511)

Cash flows used in financing activities:
Net payments on line of credit	(296,599)	(10,534)	(174,799)
Borrowings of long-term debt	-	-	350,500
Repayments of long-term debt	(250,828)	(67,216)	(32,456)
Principal repayments under capital lease obligations	(37,539)	(6,676)	(2,600)
Increase (decrease) in cash overdraft	-	(3,384)	3,384
Distributions	(415,063)	(427,767)	(381,341)
Net cash used in financing activities	(1,000,029)	(515,577)	(237,312)

Net increase (decrease) in cash	16,744	26,708	(86,357)
Cash at beginning of period	26,708	-	86,357

Cash at end of period	43,452	$26,708	$-

Supplemental disclosure of cash flow transactions:
Cash paid during the year for interest	$15,324	$55,830	$46,180

Supplemental disclosure of non-cash investing and financing
activities:
Equipment obtained under capital lease	--	$42,742	$15,777

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 27, 2002, December 28, 2001 and December 29, 2000

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The HeaterMeals Company (the “Company”), located in Cincinnati, Ohio, manufactures and markets patented, portable electrochemical heaters and a line of shelf-stable meals that incorporated such heaters.  The Company’s primary customers, with respect to its electrochemical heater, are located in the Southeast and Mid-West regions and are prime contractors for the United States Department of Defense.  The Company’s customers with respect to its shelf-stable meals include truckstops throughout the U.S., specialty-sporting goods retail outlets and National Guard units.  The Company also sells its line of shelf-stable meals to target consumers via direct marketing and the Internet.

A summary of significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

1.  Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All material intercompany accounts and transactions have been eliminated.

2.  Cash

The Company maintains cash balances at a financial institution located in the United States of America, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 each.  Uninsured balances in these accounts aggregate to $73,871 at December 28, 2001.

3.  Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost less accumulated depreciation.  Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis.  Leasehold improvements are amortized over their estimated service lives or the life of the lease, whichever is shorter.  The estimated lives used in determining depreciation are:

Machinery and equipment

5 - 7 years

Office furniture and fixtures

5 years

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 27, 2002, December 28, 2001 and December 29, 2000

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4.  Goodwill

Goodwill, resulting from the acquisition of The HeaterMeals Company by United Shields Corporation in November 1997, represents the excess of the purchase price over the fair market value of the net assets acquired.  Goodwill from the acquisition of $1,516,686 was being amortized on a straight-line basis over 15 years through December 28, 2001.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001.  Effective December 29, 2001, in accordance with SFAS No. 142, goodwill will no longer be amortized and will be tested for impairment at least annually.

5.  Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual amounts could differ from those estimates.

6.  Income taxes

The Company is included in the consolidated Federal income tax return filed by its parent.  The Company is charged or receives credit for the net Federal income tax cost or benefit attributable to it in the consolidated Federal income tax return.  The deferred tax benefit in 2001 is a result of tax treatment of inventory reserves, offset by the utilization of all remaining net operating loss carryforwards in 2001.  The deferred tax benefit in 2000 is a result of a reversal of a valuation allowance associated with net operating loss carryforwards

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 27, 2002, December 28, 2001 and December 29, 2000

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

7.  Basis of Presentation

The Company reports assets and liabilities as they would be reported by its parent under push down accounting principles.  The purchase price of the Company has been reported as additional paid-in capital.

8.  Accounting Period

The Company’s accounting period is a 52/53-week fiscal year.  The year ends on the last Friday of the calendar year.

NOTE B – INVENTORIES

Inventories consist of the following:

Sept. 27, 2002

Dec. 28, 2001

Dec. 29, 2000

Raw materials

$487,350

$   318,791

$   577,499

Work-in-process

           --

    270,685

     166,402

Finished goods

  293,653

    536,808

     556,586

$781,003

$1,126.284

$1,300,487

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 27, 2002, December 28, 2001 and December 29, 2000

NOTE C – REVOLVING LINE OF CREDIT

In 2000, the Company entered into a revolving line of credit agreement with a bank with a total available amount of up to $400,000, pursuant upon certain percentages of eligible accounts receivable and inventory balances, with an interest rate of 1.25% over the lender’s prime rate, which was to mature in May 2001.  In February 2001, the Company amended this agreement with the bank changing the interest rate to prime and extending the maturity date to September 2001.

The revolving line of credit was renewed September 21, 2001 with a maturity date of September 21, 2002.  The line bears interest at the prime rate (4.75% at December 28, 2001).  Total borrowings under the revolving line of credit as of December 28, 2001 and December 29, 2000 were $296,599 and $307,133, respectively.  The line is collateralized by substantially all assets of the Company, and is subject to certain financial covenants.  The Company was not in compliance with certain covenants as of December 28, 2001; however a waiver has been obtained from the bank.

The revolving line of credit was repaid in August 2002 (see Note I).

NOTE D – LONG-TERM DEBT

On May 3, 2000, the Company executed a promissory note with the same financial institution that provided the revolving line of credit discussed above.  This note was amended on February 1, 2001 to adjust the interest rate from a fixed rate of 9.75% to a variable rate of prime plus .25% (5% at December 28, 2001).  The note requires principal and interest payments of $7,470 month and matures on May 3, 2005.  The balance of the note at December 28, 2001 and December 29, 2000 was $250,828 and $318,044, respectively.  The note is collateralized by substantially all assets of the Company.

The note was repaid in August 2002 (see Note I); accordingly, all long-term debt has been classified as current at December 28, 2001.

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 27, 2002, December 28, 2001 and December 29, 2000

NOTE E – LEASE OBLIGATIONS

At September 27, 2002, the gross equipment and related accumulated depreciation recorded under all capital leases were as follows:

     Equipment

$23,393

     Less:  accumulated depreciation

 (9,004)

$14,389

Following is a schedule by years of future minimum lease payments under capital leases together with the present values, calculated at the Company’s incremental borrowing rate at the inception of the lease, of future minimum rentals as of September 27, 2002:

   2002 (Sept 28 – Dec 27)

$1,716

   2003

6,865

   2004

4112

   Total minimum lease payments

12,693

      Amount representing interest

(989)

      Current portion of capital lease obligation

(5,910)

$5,794

The Company also leases a building and a vehicle under operating lease agreements that expire at various dates through 2003. Total rent expense for all operating agreements approximated $153,000 for the nine months ended September 27, 2002, and $205,000 and $199,000 for the years ended December 28, 2001 and December 29, 2000, respectively.

As of September 27, 2002, future minimum lease payments under the operating leases are as follow:

   2002 (Sept 28 thru Dec 27)

$50,920

   2003

32,771

$83,691

The HeaterMeals Company

(A Wholly-owned Subsidiary of United Shields Corporation)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 27, 2002, December 28, 2001 and December 29, 2000

NOTE F – PENSION PLAN

Effective January 1, 2001, the Company adopted a retirement plan for the benefit of their employees under section 401(k) of the Internal Revenue Code.  All employees who meet certain minimum-length-of-employment and hours-worked requirements qualify for participation in the plan.  Qualified employee contributions are matched by the Company at 25% of the first 3% of contributions.  The Company contributed $3082 during the nine months ended September 27, 2002 and $4,964 for the year ended December 28, 2001.

NOTE G – RELATED PARTY TRANSACTIONS

Management fees are paid to the parent as allowed under the bank loan agreement and are reported as distributions.  Management fees of $415,063, $427,767 and $381,341 were paid to the parent in 2002 (Jan. - Sept.), 2001 and 2000.

Accounts payable – parent of $197,438 at September 27, 2002, $140,438 at December 28, 2001 and $27,047 at December 29, 2000 represent accrued federal income taxes (see Note A-6).

NOTE H – MAJOR CUSTOMERS

Approximately 61%, 59% and 63% of the Company’s sales for 2002 (Jan. - Sept.), 2001 and 2000, respectively, were to two customers.  Amounts due from these customers represented 52% and 70% of total trade receivables at September 27, 2002 and December 28, 2001, respectively.

NOTE I – CONTINGENT SALE OF COMPANY

On August 15, 2002, the Company entered into an agreement to sell its operations and certain of its assets to a third party, subject to shareholder approval. The third party has been operating the Company under a management agreement since that date. The management agreement calls for the third party to receive net profits earned during the period of the agreement as a management fee. This fee amounted to $182,352 through September 27, 2002 and has been accrued in the accompanying financial statements.

In August 2002, this third party repaid the Company’s long-term debt with its lender (see Notes C and D).  In September 2002, the Company repaid the third party.

United Shields Corporation

Proforma Statement of Operations

For the Twelve Months Ended December 28, 2001

		Eliminate				Eliminate
		Plastic Segment				HMC
	Consolidated	Operations	Adjustments		Subtotal	Operations	Adjustments		Total

Net sales	23,122,369	(14,185,498)			8,936,871	(8,936,871)	-		-

Cost of goods sold:	20,468,461	(12,903,904)			7,564,557	(7,564,557)	-		-

Gross profit	2,653,908	(1,281,594)	-		1,372,314	(1,372,314)	-		-

Operating costs:
Selling, general and admin	3,677,699	(2,228,228)			1,449,471	(988,140)			461,331
Amortization of goodwill	228,599	(126,908)			101,691	(101,691)	-		-
Impairment loss on goodwill/property	6,498,368	(6,498,368)	-		-	-	-		-

Total operating costs	10,404,666	(8,853,504)	-		1,551,162	(1,089,831)	-		461,331

Operating income (loss)	(7,750,758)	7,571,910	-		(178,848)	(282,483)	-		(461,331)

Other income (expense):
Interest expense	(1,305,253)	816,279	(390,828)	(1)	(879,802)	53,418	158,402	(2)	(667,982)
Gain (loss) on sale of assets	(13,279)	13,279	-		-	-	-		-
Other	(562,778)	107,464	456,227	(3)	913	4,095	-		5,008

Pre-tax income (loss)	(9,632,068)	8,508,932	65,399		(1,057,737)	(224,970)	158,402		(1,124,305)

Income taxes	-	-	-		-	(117,424)	117,424	(4)	-

Net income (loss)	(9,632,068)	8,508,932	65,399		(1,057,737)	(107,546)	40,978		(1,124,305)

(1)		To add back interest expense on non-liquidated Plastic Segment debt at 12/28/2001
(2)		To treat unamortized warrants at 12/28/2001 as if they had been fully amortized at 12/28/2001. The unamortized warrant balance was written off at 9/27/2002.
(3)	To remove the impact of a lawsuit settlement provision.
(4)		To recognize the effect of USC consolidated losses on HMC's income tax liability.

FS-#

us 12-02 proxy statement.doc

United Shields Corporation

Proforma Balance Sheet

September 27, 2002

		Eliminate
	Consolidated	HMC	Adjustments		Subtotal	Adjustments		Final
Current assets:

Cash	54,492	(43,452)	16,655	(1)	27,695	2,550,000	(2)	2,577,695
Accounts receivable, net	550,500	(515,500)	155,894	(1)	190,894	-		190,894
Other receivables	8,022	(8,022)			-	500,000	(2)	500,000
Assets held for sale	486,418	-	-		486,418	-		486,418
Inventories	781,003	(781,003)	39,865	(1)	39,865			39,865
Prepaid expenses and other	56,823	(8,987)	-		47,836	-		47,836

Total current assets	1,937,258	(1,356,964)	212,414		792,708	3,050,000		3,842,708

Property, plant and equipment	750,331	(727,280)	-		23,051	-		23,051
Accumulated depreciation	(437,396)	414,345	-		(23,051)	-		(23,051)

Property, plant and equipment, net	312,935	(312,935)	-		-	-		0

Deposits	37,812	(27,350)	-		10,462	-		10,462
Goodwill, net	1,099,597	(1,099,597)	-		-	-		-
Other	10,791	(10,791)	-		-	-		-

	3,398,393	(2,807,637)	212,414		803,170	3,050,000		3,853,170

Current liabilities:

Revolving lines of credit	1,755,856	-	-		1,755,856	-		1,755,856
Notes payable - related parties	2,408,319	-	-		2,408,319	-		2,408,319
Notes payable - other	2,499,261	-	-		2,499,261	-		2,499,261
Capital lease obligation - current	22,891	(5,910)	-		16,981	-		16,981
Accounts payable	1,982,098	(479,822)	177,332	(1)	1,679,608	-		1,679,608
Accounts payable - parent	-	(197,438)	197,438	(4)	-
Accrued and other current liabilities	2,385,312	(548,181)	-		1,837,131	200,000	(2)	2,037,131

Total current liabilities	11,053,737	(1,231,351)	374,770		10,197,156	200,000		10,397,156

Capital lease obligation - long-term	5,794	(5,794)	-		-	-		-
Deferred compensation	565,231	-	-		565,231	-		565,231

Total liabilities	11,624,762	(1,237,145)	374,770		10,762,387	200,000		10,962,387

Stockholders' equity:

Common stock	194,549	(19,434)	19,434	(3)	194,549	-		194,549
Additional paid in capital	10,882,109	(2,292,259)	2,292,259	(3)	10,882,109	-		10,882,109
Retained earnings (deficit)	(19,247,497)	741,201	(2,474,049)		(20,980,345)	2,850,000	(2)	(18,130,345)
Treasury Stock	(55,530)	-	-		(55,530)	-		(55,530)

Total stockholders' equity	(8,226,369)	(1,570,492)	(162,356)		(9,959,217)	2,850,000		(7,109,217)

	3,398,393	(2,807,637)	212,414		803,170	3,050,000		3,853,170

(1)	To record HMC assets and liabilities that were not acquired/assumed by buyer
(2)	To record HMC sale proceeds
(3)	To write-off USC's investment in HMC
(4)	HMC liability to parent for income taxes that will be offset due to a consolidated net loss

FS-#

us 12-02 proxy statement.doc

United Shields Corporation

Proforma Statement of Operations

For the Nine Months Ended September 27, 2002

		Eliminate				Eliminate
		Plastic Segment				HMC
	Consolidated	Operations	Adjustments		Subtotal	Operations	Adjustments		Total

Net sales	6,547,982	-	-		6,547,982	(6,547,982)	-		-

Cost of goods sold:	5,412,882	-	-		5,412,882	(5,412,882)	-		-

Gross profit	1,135,100	-	-		1,135,100	(1,135,100)	-		-

Operating costs:
Selling, general and admin	1,323,297	-	-		1,323,297	(779,461)	-		543,836

Total operating costs	1,323,297	-	-		1,323,297	(779,461)	-		543,836

Operating income (loss)	(188,197)	-	-		(188,197)	(355,639)	-		(543,836)

Other income (expense):
Interest expense	(438,543)	-	(293,211)	(1)	(731,754)	15,324	219,478	(2)	(496,952)
Management fees	(182,352)	-	-		(182,352)	182,352			-
Other	11,808	-	-		11,808	(11,808)			-

Loss from continuing operations	(797,284)	-	(293,211)		(1,090,495)	(169,771)	219,478		(1,040,788)

Loss from operations of discontinued subs	(758,234)	758,234	-		-	57,000	(57,000)	(3)	-

Net income (loss)	(1,555,518)	758,234	(293,211)		(1,090,495)	(112,771)	162,478		(1,040,788)
(1)	To add back interest expense on non-liquidated Plastic Segment debt at 9/27/2002
(2)						To treat unamortized warrants at 9/27/2002 as if they had been fully amortized at 12/28/2001. The unamortized warrant balance was written off at 9/27/2002.
(3)			To recognize the effect of USC consolidated losses on HMC's income tax liability.

FS-#

us 12-02 proxy statement.doc

Innotech Products, LTD

Balance Sheet

September 30, 2002

Innotech Products, LTD

Contents

Independent Auditors' Report

FS-61

Balance sheet

FS-62

Notes to Balance Sheet

FS-63

Independent Auditors' Report

To the Members of Innotech Products, LTD

We have audited the accompanying balance sheet of Innotech Products, LTD as of September 30, 2002.  The financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Innotech Products, LTD as of September 30, 2002 in conformity with accounting principles generally accepted in the United States.

/s/BDO Seidman, LLP

December 10, 2002

Innotech Products, LTD

Balance Sheet

September 30, 2002

Current assets
Cash - escrow	$2,501,104
Deferred acquisition costs	336,453
$2,837,557

Liabilities and members' equity
Current liabilities
Loans payable	$2,212,557
Commitments
Members' equity	625,000
Total liabilities and members' equity	$2,837,557
See notes to balance sheet.

Innotech Products, LTD

Notes to Balance Sheet

1.	Organization

Innotech Products, LTD, a limited liability company ("the Company") was formed in Columbus, Ohio on July 25, 2002 to acquire specified assets of Heatermeals Company, a company in the prepackaged meal industry, for the purchase price of approximately $2,500,000.  The acquisition is subject to shareholder approval.

2.	Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results could differ from those estimates.

3.	Income Taxes

The Company is not a taxpaying entity for federal or state income tax purposes and thus no income tax expense has been recorded in the financial statements.  Income of the Company is taxed to the members in their respective income tax returns.

4.	Deferred Acquisition Costs

The Company has deferred acquisition costs relating to the proposed acquisition.  The costs consist primarily of legal fees and other professional fees.  Should the proposed acquisition prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

5.	Cash

The Company currently has cash held in escrow with outside escrow agents to be used only for costs associated with the proposed acquisition.  If the proposed acquisition is not successful, the cash held in escrow will be returned to the Company.

6.	Loans Payable

The Company received advances from certain members in the form of loans in order to complete the proposed acquisition.  No interest is charged on the loans and the balances are deemed payable on demand.

7.	Commitment

The Company presently occupies office space provided by an affiliate.  Such affiliate has agreed that, until the proposed acquisition by the Company is completed, it will make such office space, as well as certain office and secretarial service, available to the Company, as may be required by the Company from time to time at no charge.

APPENDIX A

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 15th day of August, 2002, to be effective as of July 30, 2002 (the “Effective Date”) by and among INNOTECH PRODUCTS LTD., an Ohio limited liability company (the "Buyer"), THE HEATERMEALS COMPANY, a Colorado corporation ("HeaterMeals Co."), and HEATERMEALS INC., an Ohio corporation ("HeaterMeals Inc.")  (HeaterMeals Co. and HeaterMeals Inc. are sometimes collectively referred to as the "Sellers").

RECITALS

The Sellers wish to sell certain of their assets and business.  Sellers are engaged in the manufacture of portable electrochemical heaters and the assembly, marketing and distribution of self-heating meals (collectively, the "Businesses").  The Buyer wishes to purchase certain of the assets of the Sellers, and to assume certain of their liabilities, relating to the Businesses upon the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in Schedule 1 hereto.

ARTICLE 2

PURCHASE AND SALE OF ASSETS

2.1

Purchased Assets.  On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), the Sellers shall sell, assign, transfer, convey and deliver to the Buyer, free and clear of all Liens (other than the Permitted Liens), and the Buyer shall purchase and acquire from the Sellers, all of each Seller's right, title and interest in and to all of the assets, properties, interests and rights of each of the Sellers which are specifically described in this Section 2.1  (collectively, the "Purchased Assets"):

(a)

All equipment, machinery, vehicles, tools, dies, molds, patterns, stampings, spare parts, furniture, fixtures, computers, office equipment, software, service equipment and other tangible assets which are set forth on Schedule 2.1(a) (the "Equipment");

(b)

The contracts and contract rights, including, without limitation, customer contracts, sales orders, equipment leases, real estate leases and license agreements, which are specifically listed on Schedule 2.1(b) (the "Assigned Contracts");

(c)

All intellectual property, including all patents, discoveries, inventions, trademarks, trade names, service marks, copyrights, applications for and registrations of any of the foregoing, know-how, trade secrets, formulas and technical information, which is listed on Schedule 2.1(c) (collectively, "Intellectual Property Rights");

(d)

All office and business supplies utilized in the Businesses and not otherwise included in the Equipment;

(e)

All rights to each Seller's corporate name and any trade name utilized by any Seller;

(f)

All internet web sites, internet domain names and telephone numbers used by the Sellers in connection with the Businesses;

(g)

All books, files, papers, records and other data of the Sellers relating to the assets, properties and operations of the Businesses (other than those specifically listed as Excluded Assets).  To the extent that: (i) the originals of such information are not required for the Buyer in the continuation of the Businesses, or (ii) the Sellers in good faith deem it necessary or advisable to retain the original versions of such information, the Buyers shall copy such information at their expense for delivery to the Seller and the originals shall be retained by the Buyers;

(h)

All goodwill associated with the Businesses; and

(i)

All other property and rights of every kind or nature used in the operation of the Businesses other than the Excluded Assets.

2.2

Excluded Assets.  The Purchased Assets shall not include, and the Sellers shall retain, the following assets (the "Excluded Assets"):

(a)

All cash or cash equivalents of the Sellers as of the Effective Date, including all bank accounts;

(b)

All marketable securities owned by the Sellers as of the Effective Date;

(c)

All trade and other accounts receivable, all notes receivable and all other amounts receivable from third parties as of the Effective Date;

(d)

All inventories of whatever kind, including without limitation, finished goods, except as set forth in Section 2.3  (the "Inventory");

(e)

Each Seller's corporate record books, financial records, minute books, stock record books and corporate franchise and tax returns and reports.  To the extent that such information is required by the Buyer for the continuation of the Businesses, at the Buyer’s request the Seller shall copy such information at their expense for delivery to the Buyer and the originals shall be retained by the Sellers; and

(f)

The Sellers' rights under this Agreement.

2.3

Excluded Inventory.  Any work-in-process, raw materials, finished goods or other items that are set forth on Schedule 2.3 shall be removed by the Sellers from the Buyer's premises no later than  the Closing Date at the Sellers' expense.

2.4

Bank One Loan.  Sellers are indebted to Bank One, National Association (“Bank One”) in the approximate total amount of $539,813 (the “Bank Loan”).  As soon as is practicable following the date of this Agreement, the Buyer shall enter into an agreement to purchase from Bank One all of Bank One’s right, title and interest in and to the Bank Loan, including but not limited to Bank One’s security for the Bank Loan, for a price equal to the then-outstanding total balance due and payable to Bank One thereunder, including any interest accrued to the date of such purchase.  The actual amount paid by the Buyer to Bank One is hereinafter referred to as the “Loan Purchase Price.”  The Buyer, as successor in interest to Bank One, hereby grants any and all consents to the transactions contemplated by this Agreement that may be required under the terms and conditions of the Bank Loan.

ARTICLE 3

LIABILITIES

3.1

Assumed Liabilities.  The Buyer shall assume and agree to pay, perform and discharge only the obligations and liabilities of the Sellers arising under the Assigned Contracts on and after the Closing Date (the "Assumed Liabilities").  The Buyer's assumption of the Assumed Liabilities shall in no way expand the rights or remedies of third parties against the Buyer as compared to the rights and remedies which such parties would have had against the Sellers had this Agreement not been consummated.

3.2

Non-Assumption of Other Liabilities.  With the exception of the Assumed Liabilities, the Buyer shall not assume, pay, perform, discharge, accept, or be responsible for any liabilities, debts or obligations of any Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any liabilities or obligations relating to trade payables, taxes, contracts not listed on Schedule 2.1(b) or any other liability or obligation with respect to the Purchased Assets arising prior to the Closing or the Sellers’ conduct of the Businesses prior to the Closing. All such non-assumed liabilities, debts and obligations shall remain the responsibility of the Sellers.

3.3

Payment of Sellers' Outstanding Liabilities.

(a)

The Sellers shall use the funds associated with the Buyer's purchase of work-in-process and raw materials as contemplated in the Management Agreement between the parties of even date herewith (the “Management Agreement”) to satisfy in full all of its outstanding accounts payable obligations to the trade creditors and service providers set forth on Schedule 3.3.

(b)

Commencing the week of August 17, 2002, the Sellers shall make payments to be credited against the Bank Loan in the approximate amount of $109,000 per week until the Bank Loan has been paid in full, which the parties anticipate will occur the week of September 14, 2002.  All such payments shall be directed by the Sellers to the First Escrow Agent and shall increase the Primary Escrow Fund up to a maximum of $2,300,000, to be disbursed by the First Escrow Agent in accordance with the First Escrow Agreement.  Upon receipt by the First Escrow Agreement of amounts equal to a payment in full of the Bank Loan, the Buyer, in its capacity as successor lender under the Bank Loan, shall deliver to the Sellers the relevant promissory notes endorsed by the Buyer as paid in full and shall release all liens and encumbrances on the Sellers’ assets existing under the Bank Loan.

ARTICLE 4
CONSIDERATION

4.1

Purchase Price; Method of Payment.  The aggregate purchase price to be paid by the Buyer to the Sellers for the Purchased Assets is $3,000,000 (the "Purchase Price").  The Purchase Price shall be paid to the Sellers by the Buyer as follows:

(a)

$500,000 shall be paid by the Buyer to the Sellers at Closing by delivery of a promissory note in such amount, which note shall provide for (i) no interest on the outstanding principal balance, (ii) quarterly payments of four percent of the Buyer's gross sales of commercial, non-military products for the preceding quarter until the balance of the note has been paid, provided, however, that if the Buyer's gross sales of the commercial (non-military) products of the Sellers for the preceding quarter do not exceed $500,000, no payment shall be required for such quarter, (iii) no penalty or premium for prepayment, and (iv) such other terms and conditions as are set forth in attached Exhibit 4.1(a) (the "Promissory Note").

(b)

Simultaneously with the execution and delivery of this Agreement, an amount equal to $2,500,000 minus the Loan Purchase Amount and minus $200,000 payable under Section 4.1(c) (the "Primary Escrow Fund") shall be delivered by the Buyer to J.P.Morgan Trust Company, National Association (the "First Escrow Agent") to be held by the First Escrow Agent pursuant to the terms and conditions of a First Escrow Agreement among the Sellers, the Buyer and the First Escrow Agent in the form of Exhibit 4.1(b) (the "First Escrow Agreement").  The Primary Escrow Fund shall thereafter be increased as provided in Section 3.3(b) above, up to a total of $2,300.000.  The Sellers shall pay the fees charged by the First Escrow Agent for performing its services and the Sellers and the Buyer shall each be entitled to 50% of the interest accrued on the Primary Escrow Fund.  The Primary Escrow Fund shall be disbursed as follows:  first to any of Sellers’ creditors required to be paid by Sellers pursuant to the Management Agreement who have not then been paid; second, to the Buyer in an amount equal to 50% of any interest paid on the Primary Escrow Fund; and third, to Sellers.

(c)

Simultaneously with the execution and delivery of this Agreement, the Buyer shall deliver the sum of $200,000 (the “Second Escrow Fund”) to counsel (the “Second Escrow Agent”) selected by Donald T. Zimmerman to be held by the Second Escrow Agent pursuant to the terms and conditions of a Second Escrow Agreement among the Sellers, the Buyer, Mr. Zimmerman and the Second Escrow Agent in the form of Exhibit 4.1(c) (the “Second Escrow Agreement”).  The Second Escrow Fund will be disbursed to Mr. Zimmerman in accordance with the Second Escrow Agreement

(d)

The balance of the Purchase Price shall be deemed to be paid by the Buyer upon Buyer’s release of the Sellers from any and all obligations then remaining under the Bank Loan.

4.2

Purchase Price Allocation.  The Purchase Price shall be allocated among the Purchased Assets in accordance with attached Exhibit 4.2.  The parties agree to complete and file Form 8594 in a manner that is consistent with the foregoing allocation and to cooperate in providing information necessary to complete such Form.

ARTICLE 5
CLOSING

5.1

Closing.  The consummation (the "Closing") of the purchase and sale of the Purchased Assets shall take place at 11:00 a.m., local time, on the Closing Date, at the offices of the Sellers' counsel in Cincinnati, Ohio, or at such other time and place as may be mutually agreed by the Buyer and the Sellers.  The "Closing Date" shall be a date within six business days after the satisfaction or waiver of each condition to closing set forth in Article 9, or such other date as may be mutually agreed by the parties.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

In order to induce the Buyer to enter into this Agreement, the Sellers, jointly and severally, hereby make the following representations and warranties to the Buyer:

6.1

Organization and Qualification.  HeaterMeals Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and HeaterMeals Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio.  HeaterMeals was originally incorporated under the name “Zesto-Therm, Inc.” and changed its name to “The HeaterMeals Company” on September 16, 1996.  Each Seller has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted.  Each Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

6.2

Authorization and Enforceability.  Each Seller has all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of United Shields Corporation ("USC").  The execution, delivery and performance of this Agreement by each Seller have been duly approved by its Board of Directors and shareholders, except for the approval of this Agreement and the transactions contemplated hereby by the shareholders of USC.  This Agreement has been duly executed and delivered by each Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and general equitable principles, whether considered in a proceeding at law or in equity.

6.3

Conflicts and Consents.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) conflict with or violate any provisions of the Articles of Incorporation or the Regulations of any Seller; (ii) except as set forth on Schedule 6.3, conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, lease or indenture under which any Seller is bound or to which any of the Purchased Assets are subject, or result in the creation or imposition of any Lien upon any of the Purchased Assets, or (iii) conflict with or violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body.  Except as set forth on Schedule 6.3, no third-party consents, approvals or authorizations are necessary for the execution by the Sellers of this Agreement and performance by Sellers of their obligations hereunder.

6.4

 Financial Information.  The commercial sales of Sellers for the twelve month period prior to the date hereof were approximately $3,200,000 and the earnings before interest, taxes, depreciation and amortization of Sellers for such twelve month period were in excess of $200,000.  Set forth in Schedule 6.4 is an accurate and complete listing of the accounts payable of the Sellers.

6.5

Equipment; Good Title; Condition. The Sellers have good and marketable title to, or a valid leasehold interest in, the Purchased Assets which they own, free and clear of all Liens, except for (i) those security interests securing any of the Assumed Liabilities; (ii) liens for taxes not yet due and payable; and (iii) the liens set forth on Schedule 6.5 which shall be released at or before Closing ("Permitted Liens").  All of the Purchased Assets are in the Sellers' possession and control.  Each tangible asset is, to the Seller's knowledge, free from defects and has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently used.

6.6

Contracts.  The Assigned Contracts are in full force and effect and are valid and binding obligations of the Sellers.  Except as set forth on Schedule 6.6,  the Assigned Contracts are assignable as contemplated under this Agreement, the Sellers have complied in all material respects with the Assigned Contracts and are not in material default under any of the Assigned Contracts.  Except as set forth on Schedule 6.6, to the Sellers' knowledge, no other party to the Assigned Contracts is in material default thereunder.

6.7

Litigation.  Except as set forth on Schedule 6.7, there is no litigation, claim, proceeding or investigation to which any Seller is a party pending or, to the Sellers'  knowledge, threatened against any Seller relating to the Businesses or the transactions contemplated herein.  Except as described on Schedule 6.7, there is no outstanding order, decree or stipulation issued by any federal, state or local authority to which any Seller is a party or subject that reasonably would be expected to have a material adverse effect on the Purchased Assets.

6.8

Compliance With Law.  Except as set forth on Schedule 6.8, to the Sellers’ knowledge, the conduct of the Businesses does not violate in any material respect, nor is any Seller in default in any material respect under, any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, including, without limitation, civil rights legislation, equal employment opportunity legislation, occupational safety and health legislation, legislation pertaining to illegal bribes or kickbacks.

6.9

Environmental Concerns.  No Seller has caused or permitted hazardous substances (as defined by the Comprehensive Environmental Response, Compensation and Liability Act) to be stored, discharged or released, deposited, treated, recycled, leaked, spilled or disposed of on, under or at any real property currently operated by any Seller, which storage, discharge or release, deposit, treatment, recycling, leakage, spillage or disposition violates in any material respect any Environmental Laws.  To the Seller’s knowledge, the Sellers are in material compliance with all terms and conditions of all required permits and further is in material compliance with all other limitations, restrictions, conditions, standards, prohibitions and requirements contained in all applicable Environmental Laws.  The Sellers have not received any claim, notice, order, directive or information request from the United States Environmental Protection Agency or any other governmental agency, or any claim or notice from any private corporation or person, alleging any violation of any Environmental Law.  The Sellers have not received any notice of any investigation, and, to the Sellers' knowledge, no Seller is under investigation, by any federal, state or local authority for the failure to comply with Environmental Laws.

6.10

Intellectual Property.  The Sellers have such rights of ownership or use in the Intellectual Property Rights as are necessary to enable the Sellers to conduct the Businesses in the manner presently conducted by them and that use does not conflict with, infringe, or otherwise violate any rights of any third party.  All of the issued patents are currently in material compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and are valid and enforceable.  All trademarks and service marks which have been registered with the United States Patent and Trademark Office are currently in material compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable.  No Seller has materially infringed or misappropriated any Intellectual Property Right or other similar right of any third party.  There have been no actions to which any Seller is a party before the U.S. Patent and Trademark Office or other judicial, arbitration, or other adversary actions or proceedings to which any Seller is a party concerning the Intellectual Property Rights.

6.11

Capitalization.  All of the issued and outstanding shares of capital stock of each Seller have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the shareholders set forth on Schedule 6.11.

6.12

Brokers' Fees.  The Sellers have no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer will become obligated, including, but not limited to, Management Horizons, Inc. and Capital Strategies, Inc.

6.13

Tax Matters. The Sellers have filed all Tax Returns that they were required to file, except for such Tax Returns where the failure to file such Tax Returns would not have a material adverse effect on the Sellers.  All such Tax Returns were correct and complete in all material respects.  All material Taxes owed by the Sellers (whether or not shown on any Tax Return) have been paid or accrued in the financial statements of the Sellers. The Sellers are not currently the beneficiary of any extension of time within which to file any Tax Return. The Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.  To the Sellers' knowledge, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed.

6.14

Intangibles. The Sellers own or have the right to use pursuant to license, sublicense, agreement, or permission all intangible rights necessary for the operation of the Businesses as presently conducted and as presently proposed to be conducted.  Each intangible right owned or used by the Sellers immediately prior to the Closing will be owned or available for use by the Buyer on substantially similar terms and conditions immediately subsequent to the Closing.

6.15

Employees. Except as set forth on Schedule 6.15, the Sellers have no binding employment agreement, bonus arrangement, or agreement with any employees in connection with the Businesses.  The Sellers are not party to or bound by any collective bargaining agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Sellers have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Sellers.

6.16

Employee Plans. Schedule 6.16 sets forth any "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintained by the Sellers, including, without limitation, (i) any affirmative action plans or programs; (ii) current and deferred compensation, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits for such shareholders, employees, directors, agents and independent contractors; and (iii) any medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits for such shareholders, employees, directors, agents and independent contractors, including any split-dollar life insurance policy, all of which plans, programs, practices, policies and other individual and group arrangements and agreements, including any unwritten compensation, fringe benefit, payroll or employment practices, procedures or policies of any kind or description are hereinafter referred to as "Benefit Programs and Employment Policies".  Except as set forth on Schedule 6.16, the Sellers have never sponsored, maintained, made or been required to make contributions with respect to any "multi-employer plan" (as such term is defined in section 3(37) of ERISA), nor will any such contributions or payments be due or required to be paid at or prior to the Closing.

6.17

Insolvency Proceedings. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Sellers or any of the Purchased Assets are pending.

6.18

Product Warranty. Each product sold or delivered by the Sellers has been in material conformity with all applicable contractual commitments and all express and implied warranties. There is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or, to the Sellers' knowledge, threatened against the Sellers for damages in connection with any product warranty.  No product sold or delivered by the Sellers is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale.

6.19

Product Liability. There is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or, to the Sellers' knowledge, threatened against the Sellers arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold or delivered by the Sellers.

6.20

Insurance.  Schedule 6.20 describes all of the Sellers’ existing insurance coverage, itemized by type of coverage, amount of coverage and name of insurer, all of which insurance is presently in full force and effect.

6.21

Disclosure. The representations and warranties contained in this Article 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 6 not misleading.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF THE BUYER

In order to induce the Sellers to enter into this Agreement, the Buyer hereby makes the following representations and warranties to the Sellers:

7.1

Organization.  The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Ohio.  The Buyer has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted.

7.2

Authorization and Enforceability. The Buyer has all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated herein.  The execution, delivery and performance of this Agreement by the Buyer have been duly approved by the Buyer's Board of Directors.  This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to applicable reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general equitable principles, whether considered in a proceeding at law or in equity.

7.3

Conflicts and Consents.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) conflict with or violate any provisions of the Articles of Organization or the Operating Agreement of the Buyer; (ii) conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, lease or indenture under which the Buyer is bound or to which any of the assets of the Buyer are subject, or (iii) conflict with or violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body.  No third-party consents, approvals or authorizations are necessary for the execution by the Buyer of this Agreement and performance by the Buyer of its obligations hereunder.

7.4

Litigation.  There is no litigation, proceeding or governmental investigation pending, or to the Buyer's knowledge, threatened, against the Buyer relating to the transactions contemplated herein.

ARTICLE 8

COVENANTS

8.1

Access to Information.  The Sellers will give the Buyer and its counsel, accountants, engineers and other consultants and representatives (collectively, "Buyer's Representatives"), during normal business hours throughout the period prior to the Closing Date, reasonable access to the personnel, properties, books, contracts, commitments and records of the Sellers relating to the Businesses, and will furnish or cause to be furnished to the Buyer during such period all such information concerning the Businesses as the Buyer may reasonably request.  All such investigations, reviews and inspections shall be conducted by the Buyer and Buyer's  Representatives in a manner which does not unreasonably interfere with the conduct of the Businesses.  The Buyer and the Sellers shall arrange a mutually convenient time prior to Closing when the Buyer may meet with the Sellers' employees at the Businesses, in the presence of a representative of the Sellers.

8.2

Conduct of Business.  The Sellers covenant and agree with the Buyer that from and after the date hereof until the Closing Date, except as expressly consented to in writing by the Buyer, the Sellers shall:

(a)

Not permit, allow or subject any of the Purchased Assets to any Lien other than a Permitted Lien; and

(b)

Not enter into any material agreement or arrangement with respect to the Businesses other than in the ordinary course of business.

8.3

Notification of Certain Matters.  From the date hereof through the Closing Date, the Sellers shall promptly notify the Buyer if the Sellers become aware of any fact or condition that causes or constitutes a material breach of any of the Sellers' representations and warranties as of the date of this Agreement, or if the Sellers become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules hereto if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, then the Sellers shall promptly deliver to the Buyer a supplement to the Schedule specifying such change.

8.4

Shareholders Meeting.  USC shall promptly call, give notice of, convene and hold as soon as practicable following the date hereof a shareholders meeting for the purpose of voting to adopt this Agreement and approve the transactions contemplated hereby.

8.5

Solicitation.  The Sellers (and their affiliates, officers, directors and the additional key employees identified on Schedule 10.1(e)) have not and shall not, directly or indirectly through any third party, offer to sell any products beyond their current commitments except as directed by the Manager pursuant to the Management Agreement and except for sales of the items referenced on Schedule 2.3.

8.6

Reinstatement.  The articles of incorporation of HeaterMeals, Inc. shall be reinstated by the Sellers and HeaterMeals, Inc. shall be in good standing with the Ohio Secretary of State prior to Closing.

8.7

Existing Noncompete Agreements.  The Sellers will not, prior to the Closing, voluntarily release or otherwise fail to enforce any existing covenants of noncompetition with Donald T. Zimmerman, Michael O’Connor and Stan Smith.

8.8

Insurance.  The Sellers shall, as soon as is practicable after execution hereof, arrange to have the Buyer named as an additional insured party under the insurance policies listed on Schedule 6.20.

ARTICLE 9

CONDITIONS OF CLOSING

9.1

Conditions of the Buyer's Obligation to Close.  The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or before the Closing Date, of each of the following conditions, any of which may be waived in whole or in part by the Buyer:

(a)

This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of USC entitled to vote thereon at the shareholders meeting.

(b)

The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the date hereof;

(c)

The Sellers shall have performed and complied in all material respects with the covenants, agreements and obligations in Articles 8 and Section 10.1 of this Agreement required to be performed or complied with by the Sellers on or prior to the Closing Date, including, but not limited to Sections 8.5 and 8.6;

(d)

To the extent material to the consummation of the transactions contemplated by this Agreement, the Buyer shall have received such bills of sale, assignments, titles, endorsements, notices, consents, assurances and such other instruments of conveyance that are reasonably effective to vest the Buyer with title to the Purchased Assets;

(e)

The Buyer shall have received such releases and termination statements as are necessary for the release and termination of any and all Liens, other than the Permitted Liens, on the Purchased Assets;

(f)

To the extent material to the consummation of the transactions contemplated by this Agreement, all consents, permits and waivers described on Schedule 6.3 and specifically designated thereon as “material”  shall have been obtained;

(g)

The Buyer shall have received duly executed Noncompetition, Nonsolicitation and Confidentiality Agreements from the Sellers and William A. Frey, III (the "Noncompete Agreements");

(h)

No Seller (i) shall have an order for relief entered in any case commenced by it under the federal bankruptcy laws, as now or hereafter in effect; (ii) a proceeding commenced under any federal or state bankruptcy, insolvency, reorganization or similar law nor shall such a proceeding be commenced against it or have an order of insolvency or reorganization entered against it; (iii) shall have made an assignment for the benefit of creditors; or (iv) shall have a receiver or trustee appointed for it or for the whole or any substantial part of its property; and

(i)

No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated by this Agreement.

(j)

The Sellers shall each be duly organized, validly existing and in good standing under the laws of their respective states of incorporation.

9.2

Conditions of the Sellers' Obligation to Close.  The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing Date of each of the following conditions, any of which may be waived in whole or in part by the Sellers:

(a)

 This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of USC entitled to vote thereon at the shareholders meeting.

9.3

Closing In the Event of Catastrophic Loss.  Notwithstanding any other terms of this Agreement, in the event Sellers experience a catastrophic loss of any portion of the Purchased Assets prior to the Closing Date, the Closing shall nevertheless close as scheduled, and the Sellers shall assign to the Buyer all of their right, title and interest to receive all applicable insurance proceeds.

ARTICLE 10

CLOSING DELIVERIES

The Closing of the transactions shall take place on the Closing Date, and at the Closing, the following shall take place:

10.1

The Sellers shall deliver to the Buyer:

(a)

Such bills of sale, assignments, titles, endorsements, notices, consents, assurances and such other instruments of conveyance that are necessary or desirable to vest the Buyer with title to the Purchased Assets;

(b)

Releases and termination statements for any and all Liens, other than the Permitted Liens, on the Purchased Assets;

(c)

The material consents, permits and waivers described on Schedule 6.3;

(d)

A copy of the resolutions of each Seller's shareholder and Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by an officer of such Seller;

(e)

Noncompetition, Nonsolicitation and Confidentiality Agreements from the parties set forth in Schedule 10.1(e);

(f)

Payoff letters and such other documentation reasonably requested by the Buyer with respect to the Permitted Liens to be released at Closing;

(g)

A certificate of each Seller, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 9.1(a), 9.1(b), and 9.1(c);

(h)

The Seller shall have furnished to the Buyer:  (i) a sales tax release certificate from the Release Unit of the Sales and Use Tax Division of the Ohio Department of Taxation dated as of the Closing, (ii) a withholding tax release certificate from the Withholding Unit of the Withholding Tax Division of the Ohio Department of Taxation dated as of the Closing, (iii) a certificate from the County Treasurer of each County in which the Seller owns personal property, showing that all personal property taxes due are paid as of the Closing, and (iv) a "Zero Balance" letter from the Ohio Department of Job and Family Services; and

(i)

All other documents reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.

10.2

The Buyer shall deliver to the Sellers:

(a)

The Promissory Note;

(b)

A copy of the resolutions of the Buyer's Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by an officer of the Buyer; and

(c)

All documents reasonably necessary to reflect the payment in full of the Bank Loan and release of all liens existing thereunder, if not previously delivered to the Sellers.

(d)

All other documents reasonably requested by counsel for the Sellers to consummate the transactions herein contemplated.

ARTICLE 11

INDEMNIFICATION

11.1 Survival of Representations, Warranties and Covenants.  All representations and warranties contained in Articles 6 and 7 of this Agreement shall survive the Closing and shall expire 24 months after the Closing Date.  All covenants and agreements contained in this Agreement (other than the representations and warranties contained in Articles 6 and 7 hereof) shall survive the Closing and shall not expire.

11.2

Indemnification by the Sellers.  The Sellers, jointly and severally, shall indemnify and hold the Buyer, its shareholders, officers, directors or employees (collectively, the "Buyer Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees (collectively, "Damages"), incurred by or asserted against the Buyer Indemnified Parties due to or resulting from: (i) the inaccuracy or breach of any representation or warranty contained in this Agreement by the Sellers; or (ii) any breach or default in the performance by the Sellers of any of their covenants, obligations or agreements under this Agreement.

11.3

Indemnification by the Buyer.  The Buyer shall indemnify and hold the Sellers, their respective shareholders, officers, directors or employees (collectively, the "Seller Indemnified Parties") harmless from and against any and all Damages incurred by or asserted against the Seller Indemnified Parties due to or resulting from: (i) the inaccuracy or breach of any representation or warranty contained in this Agreement by the Buyer; or (ii) any breach or default in the performance by the Buyer of any of its covenants, obligations or agreements under this Agreement.

11.4

Limitations on Damages.  Notwithstanding any other provision of this Agreement, neither the Sellers nor the Buyer shall have any liability for Damages until all Damages to be claimed against that party hereunder exceed $10,000 and then with respect to all such Damages.  Notwithstanding any other provision of this Agreement, in no event shall the Sellers' or the Buyer's maximum aggregate liability for Damages under this Agreement exceed $3,000,000.

11.5

Procedures for Indemnification.  The procedure to be followed in connection with any claim for indemnification by the Buyer under Section 11.2 or by the Sellers under Section 11.3 is as follows:

(a)

Notice of Claim.  An indemnified party shall give to the indemnifying party prompt written notice ("Notice of Claim") of any claim, suit, judgment or matter for which indemnity may be sought at any time, or in the case of a third party claim, after the indemnified party receives written notice thereof.  The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the indemnifying party receives written notice of that claim until the final resolution of such claim.

(b)

Disputed Claims. If the indemnifying party disagrees with any indemnity amount claimed by an indemnified party, the indemnifying party shall send, within ten business days following delivery of the Notice of Claim to the indemnifying party, written notice that the indemnifying party disagrees with the matters set forth in the Notice of Claim (a "Notice of Disagreement") which notice shall specify with reasonable particularity the basis for the indemnifying party's disagreement with the matters described in such Notice of Claim and shall also specify the dollar amount as to which the indemnifying party agrees that the indemnified party has an undisputed right to indemnification (the "Undisputed Amount") (all other amounts set forth in such Notice of Claim being hereinafter referred to as the "Disputed Amount").  The indemnifying party's failure to provide a Notice of Disagreement within the required time period shall be deemed a waiver of the indemnifying party's right to dispute the indemnity claim, and the entire indemnity claim shall be considered an Undisputed Amount.  The indemnifying party shall pay the indemnified party any Undisputed Amount within 20 days following receipt of the Notice of Claim.

(c)

Disagreements. The indemnified party and the indemnifying party shall each use their respective good faith efforts to resolve within ten business days following receipt of the Notice of Disagreement the disagreements between them regarding the Disputed Amount.  In the event they are successful in so doing, the indemnifying party shall pay the indemnified party the Disputed Amount within 20 days following resolution of such Disputed Amount.  In the event that the indemnified party and the indemnifying party cannot reach an agreement as to the Disputed Amount within such ten business day period, the parties shall resolve the disagreement regarding the Disputed Amount by arbitration pursuant to Section 14.13 of this Agreement.

(d)

Settlement of Claims. The indemnifying party shall have the right to adjust or settle any third party claim, suit or judgment coming within the scope of this indemnity obligation (provided, in any such case, that the indemnified party consents in writing to such settlement, which consent shall not be unreasonably withheld, and the indemnified party receives an unconditional release of all liabilities as part of such settlement) and shall have the right to control any litigation related thereto (at the indemnifying party's own cost and expense); provided, that the indemnifying party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such claim. Any party hereto desiring to participate in the handling of any such claim, suit or judgment being handled by the other party shall have the right, at its expense (unless the indemnifying party, in the indemnified party's reasonably exercised discretion, is not adequately representing, or due to a conflict of interest, may not adequately represent, the interests of the indemnified party, in which case the indemnifying party shall be responsible for all reasonable attorneys' fees of the indemnified party and with its counsel, to join with the other party and participate fully in the defense of any such claim or interest.

(e)

Cooperation. The indemnified party and the indemnifying party shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

11.6

Recoupment Under Buyer Note.  Subject to the dispute resolution process set forth in Section 11.5, the Buyer shall have the option of recouping all or any part of any Damages it may suffer (in lieu of seeking any indemnification to which it is entitled under this Article 11) by notifying the Sellers that the Buyer is reducing the principal amount outstanding under the Promissory Note.  This shall affect the timing and amount of payments required under the Promissory Note in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

ARTICLE 12

EMPLOYMENT PROVISION

12.1

Offer of Employment.  The Buyer intends to continue without interruption the operations of the Businesses, and will offer employment to many of the current employees of each Seller.  To that end, the Sellers agree to assist the Buyer in meeting with the Sellers' employees prior to Closing to explain the transaction and to foster a smooth transition of the employees to the employment of the Buyer.

12.2

Employment at Will.  Nothing set forth herein shall be construed to imply that the Buyer shall have any continuing obligation to employ the Sellers' current employees or that such employees shall be offered employment other than on an "at will" basis or upon any other specific terms.

ARTICLE 13

TERMINATION OF AGREEMENT

13.1

Termination.  This Agreement may be terminated at any time before the Closing:

(a)

By the mutual agreement of the Buyer and the Sellers; or

(b)

By either the Sellers or the Buyer by written notice to the other if the Closing has not occurred by February 2, 2003 by reason of the failure of any condition precedent under Section 9.1 of the Agreement with respect to the Buyer or Section 9.2 of the Agreement with respect to Sellers (unless the failure results primarily from such terminating party itself breaching any representation, warranty or covenant in any material respect contained in this Agreement).

13.2

Effect of Termination.  Termination of this Agreement pursuant to Section 13.1 shall terminate all obligations of the parties hereunder and the Buyer shall be entitled to full repayment of the Escrow Fund; provided that, nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any willful breach by the other party of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE 14

MISCELLANEOUS

14.1

Further Assurances.  Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in the Buyer the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

14.2

Benefit and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

14.3

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (regardless of such state's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

14.4

Expenses.  Except as otherwise specifically provided herein, all expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

14.5

Notices.  All notices, demands, and communications provided for herein or made hereunder shall be in writing, and shall be deemed to have been given (i) upon receipt, when personally delivered, or (ii) upon receipt or tender of delivery when sent by certified mail, return receipt requested, or (iii) on the first business day after being sent by overnight courier service, or (iv) on the first business day after transmission when sent by facsimile transmission, with hard copy simultaneously sent by regular mail, certified mail or overnight courier.  All notices shall be addressed to the party to receive such notice as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed:

(e)

If to the Buyer:

Innotech Products Ltd.

c/o Truetech, Inc.

680 Elton Street

Riverhead, New York 11901

Attn:  Joel Hockett

Fax No.:  (631) 727-7592

With a copy to:

Schottenstein, Zox & Dunn

41 South High Street, Suite 2600

Columbus, Ohio 43215

Attn: Richard A. Barnhart

Fax No.:  (614) 462-5135

After August of 2003:

250 West Street

Columbus, Ohio  43215

(f)

If to the Sellers:

The HeaterMeals Company

c/o United Shields Corporation

2640 Peerless Road

Cleveland, Tennessee 37312

Attn:  William Frey

Fax No.: (423) 339-9711

With a copy to:

Charles F. Hertlein, Jr., Esquire

Dinsmore & Shohl LLP

255 East Fifth Street

Cincinnati, OH   45202

Fax No.:   (513) 977-8327

14.6

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.7

Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

14.7

Amendment, Modification and Waiver.  This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto.  Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

14.8

Entire Agreement.  This Agreement and the exhibits and schedules attached hereto represent the entire agreement of the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

14.9

Third Party Beneficiaries.  No third parties (including employees of the Sellers) are intended to benefit from this Agreement, and no third party beneficiary rights shall be implied from anything contained in this Agreement.

14.10

"Knowledge".  As used herein, any reference to the "knowledge" of any party hereto shall mean the actual knowledge of such party or its directors or officers after reasonable investigation.

14.11

Public Announcements.  No party will make a public announcement concerning the transactions described in this Agreement without first providing the text of such announcement to the other parties and receiving such other parties' consents to release the same, which consents shall not be unreasonably withheld or delayed.

14.12

Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration before a single arbitrator conducted in Cincinnati, Ohio, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Such arbitration shall be conducted by the AAA, unless the parties agree otherwise.  The arbitrator's decision shall be in writing and shall be final and nonappealable.  The arbitrator need not grant the relief requested by either party, and the arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions as found by the arbitrator.  The arbitrator also may make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator may require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action.  Notwithstanding the foregoing, neither party shall be required to submit to arbitration any matter as to which injunctive or other equitable relief is sought in order to prevent irreparable harm to the party seeking such relief.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

BUYER: INNOTECH PRODUCTS LTD. By: /s/Daniel N. Kohn Name Daniel N. Kohn Title: Vice President and Secretary	SELLERS: THE HEATERMEALS COMPANY By: /s/John F. Quigley Name John F. Quigley Title: Vice President

HEATERMEALS INC. By: /s/John F. Quigley Name John F. Quigley Title: Vice President

A-#

EXHIBITS AND SCHEDULES

Exhibits

Exhibit 4.1(a)

Promissory Note

Exhibit 4.1(b)

Escrow Agreement

Exhibit 4.1(c)

Escrow Agreement

Exhibit 4.2

Purchase Price Allocation

Schedules

Schedule 1

Definitions

Schedule 2.1(a)

Equipment

Schedule 2.1(b)

Assigned Contracts

Schedule 2.1(c)

Intellectual Property Rights

Schedule 2.3

Excluded Inventory

Schedule 3.3

Payment of Seller’s Outstanding Liabilities

Schedule 6.3

Conflicts and Consents

Schedule 6.4

Financial Information

Schedule 6.5

Permitted Liens

Schedule 6.6

Contracts

Schedule 6.7

Litigation

Schedule 6.8

Compliance with Law

Schedule 6.11

Capitalization

Schedule 6.15

Employees

Schedule 6.16

Employee Plans

Schedule 6.20

Insurance

A-#

SCHEDULE 1

Definitions

The following terms shall have the meanings set for the below:

 "Assigned Contracts" – See Section 2.1(b).

"Assumed Liabilities" – See Section 3.1.

"Businesses" – see Recitals.

"Buyer" means Innotech Products Ltd., an Ohio limited liability company.

"Closing" – See Article 5.

"Closing Date" – See Article 5.

"Damages" – See Section 11.2.

"Environmental Laws" means all federal, state and local laws and regulations relating to the discharge of air pollutants, water pollutants, solid wastes or process waste water or otherwise relating to the environment, hazardous wastes, materials or substances, toxic substances or asbestos, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, Toxic Substances Control Act and Federal Occupational Safety and Health Act.

"Equipment" – See Section 2.1(a).

"Excluded Assets" – See Section  2.2.

"Intellectual Property Rights" – See Section 2.1(c).

"Inventory" - See Section 2.2.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Lien" means any lien, pledge, charge, mortgage, restriction, encumbrance or other right of any third party, whether voluntarily incurred or arising by operation of law.

"Notice of Claim" – See Section 11.5.

"Notice of Disagreement" – See Section 11.5.

"Permitted Liens" – See Section 6.5.

"Promissory Note" - See Section 4.1.

"Purchase Price" – See Section 4.1.

"Purchased Assets" – See Section 2.1.

"Sellers" mean The HeaterMeals Company, a Colorado corporation, and HeaterMeals Inc., an Ohio corporation.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, workers' compensation, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or premium of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, and claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

A-#

APPENDIX B

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the "Agreement") is made this 15th day of August, 2002, to be effective as of 9:00 p.m., July 30, 2002 (the "Effective Date"), by and among INNOTECH PRODUCTS LTD., an Ohio limited liability company (the "Manager"), THE HEATERMEALS COMPANY, a Colorado corporation ("HeaterMeals Co."),  HEATERMEALS INC., an Ohio corporation ("HeaterMeals Inc."), (HeaterMeals Co. and HeaterMeals Inc. are together referred to as the "Companies").

Background Information

A.

The Companies are engaged in the manufacture of portable electrochemical heaters and the assembly, marketing and distribution of self-heating meals (the "Business").

B.

The parties have entered into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), whereby the Manager has agreed to buy and the Companies have agreed to sell certain assets used in the operation of the Business, subject to the approval thereof by the shareholders of the Companies’ ultimate parent, United Shields Corporation, on the terms and conditions set forth in the Purchase Agreement.

C.

The transactions contemplated under the Purchase Agreement will take place only upon the satisfaction of certain conditions of closing set forth therein in Article 9 (the "Closing Conditions").

D.

The parties desire that the Manager provide all of the necessary administrative, sales, operational and management services needed with respect to the operation of the Business, pursuant to the terms and conditions of this Agreement, until such time as the Closing Conditions are satisfied and the transactions contemplated in the Purchase Agreement consummated or the Purchase Agreement is otherwise terminated.

PROVISIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Management Services.

The Companies hereby retain the Manager to perform all services necessary to manage the operations of the Business.  The management services to be provided by the Manager shall be those services that are customarily necessary to the management, operation and oversight of an enterprise such as the Business (the "Services").  In performing the Services, the Manager agrees not to take any action (except as specified below) that would have the effect of imposing any payment obligations on the Companies that would extend beyond the term of this Agreement in an aggregate amount of more than $50,000  without the prior written consent of the Companies, and provided that the Manager agrees to assume any and all such payment obligations that would extend beyond the term of this Agreement upon and subject to the closing of the transactions contemplated in the Purchase Agreement.  The preceding sentence shall not apply to (i) purchases of raw materials or other New Inventory (as such term is defined below) for which Manager is financially responsible under Section 6 of this Agreement or (ii) the acceptance of customer orders or other actions that create current operating costs in the ordinary course of the Business as heretofore conducted.

2.

Personnel.

The Manager shall be responsible for hiring, promotion, discharge and supervision of all persons performing services for the Business, and such persons shall remain employees of the Companies.  The Companies acknowledge that the Manager and its employees operate and administer other similar business enterprises.

3.

Obligations of the Manager.  In performing management services for the Companies pursuant to this Agreement, the Manager shall at all times administer and operate the Business in accordance with all applicable federal, state and local laws and regulations.

4.

Bank Accounts.   Two sets of operating accounts shall be maintained at Bank One in connection with the performance of the Services:

(a)

Companies' Accounts.   The Companies shall establish and maintain accounts for which William A. Frey III and John F. Quigley are signatories (the "Companies' Accounts").

(b)

Manager's Accounts.

   The parties shall establish and maintain separate accounts under the Companies’ federal employer identification number(s) but for which the Manager shall designate signatories (the "Manager's Accounts").

5.

Companies’ Accounts Maintenance.  Beginning the Effective Date, the Companies shall maintain accounts in the fashion and subject to the procedures set forth below:

(a)

Companies’ Accounts Payable.   Accounts payable in existence as of the Effective Date plus accounts payable accruals for receipts of raw materials through the close of business of the day preceding the Effective Date (“Old Accounts Payable”) shall be identified by vendor account, specifying each invoice amount due, due date and other relevant terms.  These obligations will be paid in a timely manner by the Companies from the Companies' Accounts.  In the event that the Companies fail to timely pay the Old Accounts Payable as they become due, the Manager may, but is not required, upon prior notice to the Companies, to pay the aforementioned Old Accounts Payable amounts, and deduct such payment from the raw materials inventory payable to the Companies which has not previously been paid by the Manager.

(b)

Companies’ Accounts Receivable.  Accounts receivable in existence as of the Effective Date (“Old Accounts Receivable”) shall be identified by customer account, specifying each individual amount due, due date and other relevant terms.  As Old Accounts Receivable are received, such amounts shall be deposited into the Companies’ Accounts.

(c)

Companies’ Bank Loan Payable.  The Companies’ loan obligation to Bank One, National Association, as to which the Manager is to become successor-in-interest to Bank One, National Association, shall be paid from the Companies’ Accounts as contemplated in Section 3.3(b) of the Purchase Agreement.  Upon the Companies’ failure to make timely payments as set forth in this Section 5(c), the Manager may elect to suspend or refuse to make payments under Sections 5(d) and/or 9 of this Agreement until the Companies have satisfied the Bank One loan amount in full.

(d)

Raw Materials and Work In Process Inventory.   The Companies’ inventory in existence as of the Effective Date (“Old Inventory”) shall be set forth by item number, together with quantity of each item and all costs associated with delivering the number, together with quantity of each item and all costs associated with delivering the Old Inventory into the Companies' facility.  Except for the Military Over-wrap Foil Pouch (item number 126) in the amount of $17,400 and any other demonstrably unusable Old Inventory to a maximum landed cost of an additional $25,000, all cost of raw materials and work in process inventory, excluding labor and overhead allocation, included in the Old Inventory shall be due and payable to the Companies by the Manager in accordance with the following terms:

(i)

50% within 60 days; and

(ii)

the remainder within 90 days.

(e)

Finished Goods Inventory.   The Old Inventory shall be documented by item number, together with the quantity of each item and the selling price of each item.  The Manager shall ship the finished goods component of the Old Inventory (“Old Finished Goods”) to customers on the Companies' behalf as they order the items.  Such Old Finished Goods shall be shipped before the Manager ships any New Finished Goods (as such term is defined below) that it creates, for the same item numbers.  As customer invoices are paid for the Old Finished Goods, the remitted amounts, less surface freight costs to the Manager, commissions payable, and a cost allocation of 5% of the selling price, will be credited to the Companies' Accounts.

(f)

Operating Costs. The Manager shall pay all operating costs of the Business from the Effective Date, including all labor and benefits, occupancy, fixed and variable costs, purchase of raw materials and taxes from the Manager’s Accounts.  The Companies, at their expense, shall arrange for the Manager to be named as an additional insured on the Companies’ property and casualty insurance policies.

(g)

Operating Losses.   The Manager shall be required to fund any operating losses of the Business resulting from the period beginning on the Effective Date and ending on the termination of this Agreement.

(h)

Credit Card Sales.  Credit card sales after the Effective Date shall be reconciled to reflect the components of each sale that belong to the Company or Manager as the case may be.

6.

Manager’s Accounts Maintenance.  From and after the Effective Date, the Manager shall:

(a)

Accounts Payable.   Accounts payable incurred in the operation of the Businesses from and after the Effective Date (“New Accounts Payable”) shall be established by vendor account, specifying each invoice amount due, due date and other relevant terms.  These obligations will be paid in a timely manner by the Manager from the Manager's Accounts.

(b)

Raw Materials and Work In Process Inventory.  Inventory acquired in the Businesses from and after the Effective Date (“New Inventory”) shall be set forth by item number, together with quantity of each item and all costs associated with delivering it into the Companies' facility.

(c)

Finished Goods Inventory.   The inventory of finished goods produced during the term of this Agreement (“New Finished Goods”) shall be the property of the Manager and documented by item number, together with the quantity of each item and the selling price of each item.

7.

Liabilities.  The Manager shall not be responsible for and shall not be considered to have assumed or incurred any expenses, obligations, costs or liabilities of any kind or description of the Companies arising from their business operations prior to the date of this Agreement, except as expressly set forth herein.  The Companies shall have and will at all times throughout this Agreement maintain insurance coverage commensurate with its obligations hereunder and in accordance with the standards of the Business.

8.

Compensation.  The Manager shall be entitled to a management fee from the  Companies for the Services equal to the net profit of the Business during the period beginning on the Effective Date and ending upon the termination of this Agreement as set forth in Section 10 (the "Fees"), to be paid out to the Manager when and as the Manager determines.

9.

Payments to Companies.    On the 15th day of each month, the Manager shall pay to the Companies a fee of $25,000, for a maximum of four months.  The Companies shall use this payment to pay for the costs and expenses associated with satisfying the Closing Conditions.

10.

Term.  The initial term of this Agreement shall commence on the Effective Date and terminate on the earlier of the Closing Date or February 2, 2003, unless extended by the mutual written agreement of the parties or earlier terminated as set forth herein.

11.

Termination.

(a)

This Agreement shall terminate if (i) the Closing (as such term is defined in the Purchase Agreement) takes place; (ii) the Purchase Agreement is terminated as provided therein; or (iii)  the parties mutually agree in writing to terminate this Agreement at any time.

(b)

If this Agreement is terminated and the transactions contemplated in the Purchase Agreement have not closed, then all raw materials and work in process which constitutes New Inventory on hand as of the date of termination except any demonstrably unusable raw materials and work in process New Inventory, shall be due and payable to the Manager according to the following terms:

(i)

50% within 60 days; and

(ii)

Remainder within 90 days.

(c)

All New Finished Goods on hand as of the date of termination thereafter  shall be shipped by the Companies to customers as they order the items.  Such New Finished Goods shall be shipped before the Companies ship finished goods that they create, for the same item numbers.  As customer invoices are paid for the Manager's New Finished Goods, the remitted amounts, less surface freight costs, commission payable, and a cost allocation of 5% of the selling price, will be credited to the Manager's Accounts.

(d)

The parties shall determine the total unpaid Fees accrued under the first sentence of Section 8 and unpaid as of the date of termination, and the Companies shall pay such amount to Manager at such time as the Manager determines.

12.

Representations and Warranties.  The Companies on one hand, and the Manager on the other, represent and warrant to one another as follows:

(a)

Each party has full capacity and has taken all necessary actions in connection with the execution of this Agreement and to effect the transactions provided for herein.  This Agreement has been duly executed and delivered by, and is a legal and binding obligation of, each party and is enforceable in accordance with its terms.

(b)

The execution, delivery and consummation of this Agreement does not conflict with or result in a breach of the terms and conditions of, accelerate any provision of or constitute a default under, any contract, note or agreement material to the transactions contemplated by the Agreement to which any party is or may be a party.

13.

Relationship of the Parties.  In the performance of the Services by the Manager pursuant to this Agreement, the Manager shall at all times be acting and performing as an independent contractor, and this Agreement shall not be construed as creating any partnership, joint venture, employment or similar relationship between the Manager and the Companies beyond any relationship already in existence on the Effective Date.

14.

Indemnification.   The Manager on one hand, and the Companies on the other hand, shall indemnify and hold one another (and their respective affiliates, members, managers, officers, employees, agents and representatives) harmless from and against any and all losses, costs, liabilities, damages and expenses (including reasonable attorneys' fees) arising out of, relating to, resulting from or caused by the other's breach of any covenant, representation or warranty or its nonfulfillment of any obligation set forth in this Agreement.

15.

Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE MANAGER SHALL NOT BE LIABLE FOR OR OBLIGATED TO THE COMPANIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS REPRESENTING LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF BUSINESS, COST OF THE PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES AND/OR INDIRECT OR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF THE MANAGER WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES.

16.

Exclusive Warranties.  Except for the representations and warranties expressly set forth in this Agreement, THE MANAGER MAKES NO WARRANTIES TO THE COMPANIES (AND THE COMPANIES DISCLAIM RELIANCE ON ANY OTHER WARRANTIES), INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES REGARDING THE SERVICES.

17.

Miscellaneous.

(a)

Governing Law; Venue .  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  The parties hereto hereby consent to the exclusive jurisdiction of the courts of the State of Ohio in Hamilton County, and the federal courts located therein and waive any contention that any such court is an improper venue for enforcement of this Agreement.

(b)

Inurement.  This Agreement shall be binding upon, and inure to the benefit of, all parties hereto, their personal and legal representatives, guardians, successors, and assigns to the extent, but only to the extent, that assignment is provided for, in accordance with, and permitted by, the provisions of this Agreement.

(c)

No Limit on Activities.  Nothing herein contained shall be construed to limit in any manner the parties or their respective affiliates, agents, servants, and employees in carrying out their own respective businesses or activities.

(d)

Further Assurances.  The parties agree that they and each of them will take whatever action or actions are reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement.

(e)

Gender and Headings.  Throughout this Agreement, where such meanings would be appropriate: (a) the masculine gender shall be deemed to include the feminine and the neuter and vice versa, and (b) the singular shall be deemed to include the plural and vice versa.  The headings herein are inserted only as a matter of convenience and reference, and in no way define or describe the scope of the Agreement or the intent of any provisions hereof.

(f)

Entire Agreement.  This Agreement and its attached exhibit set forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, undertakings, and agreements between the parties, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein.

(g)

Severability.  In the event that any part, article, section, paragraph, or clause of this Agreement shall be held to be indefinite, invalid, or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

(h)

Amendments.  This Agreement may not be modified or amended except with the unanimous written consent of the parties.

(i)

Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration before a single arbitrator conducted in Cincinnati, Ohio, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Such arbitration shall be conducted by the AAA, unless the parties agree otherwise.  The arbitrator's decision shall be in writing and shall be final and nonappealable.  The arbitrator need not grant the relief requested by either party, and the arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions as found by the arbitrator.  The arbitrator also may make a determination regarding which party's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator may require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action.  Notwithstanding the foregoing, neither party shall be required to submit to arbitration any matter as to which injunctive or other equitable relief is sought in order to prevent irreparable harm to the party seeking such relief.

(j)

Not for Benefit of Creditors.  The provisions of this Agreement are intended only for the regulation of relations among the parties hereof.  This Agreement is not intended for the benefit of any creditors of any party and does not grant any rights to, or confer any benefits on, any such creditors or any other person who is not a party to this Agreement.

(k)

Notices. Any notices required hereunder shall be in writing, shall be transmitted by registered or certified mail, postage prepaid, return receipt requested deposited with United States Postal Service or sent via Federal Express or such other reliable over night delivery service, with charges paid by shipper.  Notice shall be deemed given when so deposited in the United States Postal Service or with such delivery service, addressed to the parties as set forth below:

If to the Manager:

Truetech, Inc.

680 Elton Street

Riverhead, New York 11901

Attn:  Joel Hockett

With a copy to:

Schottenstein, Zox & Dunn

41 South High Street, Suite 2600

Columbus, Ohio 43215

Attn: Richard A. Barnhart

After August of 2003:

250 West Street

Columbus, Ohio  43215

If to the Companies:

United Shields Corporation

2640 Peerless Road

Cleveland, Tennessee 37312

Attn:  William Frey

With a copy to:

Dinsmore & Shohl LLP

 255 East Fifth Street

 Cincinnati, OH   45202

Attn:

Charles F. Hertlein, Jr., Esquire

(l)

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

[Signatures on the following page]

B-#

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MANAGER: INNOTECH PRODUCTS LTD. By: /s/Daniel N. Kohn Name Daniel N. Kohn Title: Vice President and Secretary	COMPANIES: THE HEATERMEALS COMPANY By: /s/John F. Quigley Name John F. Quigley Title: Vice President

HEATERMEALS INC. By: /s/John F. Quigley Name John F. Quigley Title: Vice President

B-#

APPENDIX C

ARTICLE 113

COLORADO DISSENTERS’ RIGHTS STATUTE

Part 1.  Right to Dissent - Payment for Shares

Section 7-113-101.  Definitions.  For purposes of this article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value", with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

Section 7-113-102.  Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(i) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104  or by the articles of incorporation, or

(ii) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholders’ vote is required under section 7-112-102(1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (i) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this action shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the Board of Directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 7-113-103.  Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.  The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.  Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

Part 2. Procedure for Exercise of Dissenters’ Rights

Section 7-113-201.  Notice of Dissenters’ Rights.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote.  The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting.  Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this articles by reason of the shareholder’s failure to comply with the provisions of section 7-113-202(1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting.  Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this articles by reason of the shareholder’s failure to comply with the provisions of section 7-113-202(2).

Section 7-113-202.  Notice of Intent to Demand Payment.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

Section 7-113-203.  Dissenters’ Notice.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

Section 7-113-204.  Procedure to Demand Payment.

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

Section 7-113-205.  Uncertificated Shares.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

Section 7-113-206.  Payment.

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c)  An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

Section 7-113-207.  Failure to Take Action.

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

Section 7-113-208. Special Provisions Relating to Shares Acquired After Announcement of Proposed Corporate Action.

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date.  With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

Section 7-113-209.  Procedure if Dissenter is Dissatisfied with Payment or Offer.

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

Part 3.

 Judicial Appraisal Of Shares

Section 7-113-301.  Court Action.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located.  If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition.  Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to such order.  The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

Section 7-113-302.  Court Costs and Counsel Fees.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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